Presentation to Proxy Governance Advisors Exhibit 1

Forward-Looking Statements

Currency of Presentation
All dollar amounts in this presentation refer to U.S. dollars except where otherwise stated.
Forward-looking Statements Advisory
Certain statements and other information included in this presentation constitute “forward-looking information” or “financial outlook” within the meaning of applicable Canadian securities legislation or constitute “forward-looking statements” within the meaning of applicable U.S. securities legislation (collectively, “forward-looking statements”). Forward-looking statements are typically identified by the words “believe”, “expect”, “estimate”, “would” and other similar expressions. All statements in this presentation other than those relating to historical information or current conditions are forward-looking statements, including, but not limited to, statements as to management’s expectations, estimates and analysis with respect to: our positive outlook, growth potential and future opportunities; the composition of our Board of Directors; the ability of certain director nominees to effect positive change; JANA’s dissident nominees and the potential actions of such nominees if elected as well as their ability to think and act independently; the feasibility, value and impact of JANA’s ideas and strategies for Agrium, including, without limitation, with respect to the break-up of Agrium, and our belief that these ideas and strategies are not in the best interests of Agrium and its shareholders, will destroy shareholder value and will imperil Agrium’s ability to manage its global operations; the impact of various multiples and assumptions on the value of our existing business and the businesses of certain of our peers; the value, benefits, efficiencies and opportunities resulting from the integrated nature of our business; the new OCP rock contract;  our estimate that separating Retail and Wholesale would reduce the company’s borrowing capacity, at our existing credit ratings, by approximately $750 million; estimated shareholder value resulting from higher potash operating rates; our belief that separated businesses would result in negative credit and financing implications, require the businesses to carry incremental liquidity, reduce financial capacity and impact ratings which would result in higher financing costs on replacement and future financings; the risk that a break up could result in Wholesale trading down closer to a pure nitrogen multiple; the potential for a break up to result in combined trading values of Retail and Wholesale that are lower than Agrium’s share price today; our estimate that if we were to run Retail on the same basis as UAP in 2007, it would destroy over $2.5 billion of shareholder value; the pending purchase of the former Viterra assets from Glencore and the value to be derived there from including our expectation that the transaction will contribute approximately $100 million of EBITDA annually; the organic growth potential of, and expectations respecting, seed; our capital allocation priorities; our intention to continue to grow our dividend and return excess capital to shareholders; our confidence in our ability to continue creating significant shareholder value through the diligent execution of ongoing continuous improvement initiatives; our planned Wholesale growth projects, expansion opportunities and incremental targeted EBITDA; our focus on continued growth in ESN opportunities; our Retail growth and optimization plans; and our financial and operational targets, including, without limitation, our 2015 targets for Retail EBITDA and return on capital employed. The purpose of the financial outlook included in this presentation is to assist readers in understanding our expected and targeted financial results and this information may not be appropriate for other purposes. Readers are cautioned not to place undue reliance on forward-looking statements which involve known and unknown material risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements.
The forward-looking statements included in this presentation are based on certain assumptions and analysis made by us in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. All of the forward-looking statements are qualified by the assumptions that are stated or inherent in such forward-looking statements. The key assumptions that have been made in connection with such forward-looking statements include, among other things: assumptions with respect to Agrium’s acquisitions; that future business, regulatory and industry conditions will be within normal parameters, including with respect to prices, margins, product availability and supplier agreements; the completion of projects on schedule, as planned and on budget; assumptions with respect to U.S. and global economic conditions; our ability to access our credit facilities or capital markets for additional sources of financing; and the assumptions set forth under the heading “Key Assumptions and Risks in Respect of Forward-Looking Statements” on pages 82 to 83 of Agrium’s Management’s Discussion & Analysis for the
year ended December 31, 2012 (the “2012 MD&A”).
By their nature, forward-looking statements are subject to various risks and uncertainties which could cause Agrium’s anticipated results and experience to differ materially from the anticipated results or expectations expressed. The key risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: general economic, market and business conditions; weather conditions including impacts from regional flooding and/or drought conditions; crop prices; the supply and demand and price levels for our major products; governmental and regulatory requirements and actions by governmental authorities, including changes in government policy, government ownership requirements, changes in environmental, tax, anti-trust and other laws or regulations and the interpretation thereof, and political risks, including civil unrest, actions by armed groups or conflict, as well as counterparty and sovereign risk; actions by competitors and others that include changes to industry capacity, utilization rates and product pricing; performance by customers, suppliers and counterparties to financial instruments; changes in the development plans for our major capital expansion and improvement projects including the potential for higher costs, delays, issues with counterparties, risks associated with technology or inflationary pressure; fluctuations in foreign exchange and tax rates; a deterioration in the state of the capital markets or a negative bias towards Agrium or its industry by market participants; gas prices and gas availability; operating risks associated with investment in foreign jurisdictions; reliability of performance of existing capital assets; changes in margins and/or levels of supplier rebates; political risks associated with our interests in the Egyptian Misr Fertilizers Production Company S.A.E. nitrogen facility in Egypt, the Argentine Profertil nitrogen facilities and other facilities; environmental, health, safety and security risks typical of those found throughout the agriculture, mining and chemical manufacturing sectors and fertilizer supply chain; risks related to our proposed business acquisitions including risks related to our ability to close such acquisitions as anticipated and to integrate and achieve synergies from any assets we may acquire within the time or at the performance level expected; and the risks set forth in the 2012 MD&A on pages 74 to 77 under the heading “Enterprise Risk Management — Key Business Risks” and pages 82 to 83 under the heading “Key Assumptions and Risks in Respect of Forward-Looking Statements”. Additional information and other risk factors respecting the business and operations of Agrium as are detailed from time to time in Agrium reports filed with the Canadian securities regulators and the Securities and Exchange Commission in the United States.
Agrium disclaims any intention or obligation to update or revise any forward-looking statements in this presentation as a result of new information or future events, except as may be required under applicable U.S. federal securities laws or applicable Canadian securities legislation.
IFRS Advisory
Historical financial information relating to Agrium for periods beginning on or after January 1, 2010 presented and discussed in this presentation is prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. All financial information relating to Agrium for periods prior to 2010 is prepared in accordance with previous Canadian generally accepted accounting principles in place prior to the adoption of IFRS.
For more information about Agrium’s conversion to IFRS, please see note 30 of the Notes to the Consolidated Financial Statements as at and for the year ended December 31, 2011 available under Agrium’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.
Non-IFRS Financial Measures Advisory
We consider EBITDA to be a useful measure of performance because income tax jurisdictions and business units are not synonymous and we believe that allocation of income tax charges distorts the comparability of historical performance for the different business units. Similarly, financing and related interest charges cannot be allocated to all business units on a basis that is meaningful for comparison with other companies.
EBITDA is not a recognized measure under IFRS and our method of calculation may not be comparable to that of other companies. Similarly, EBITDA should not be used as an alternative to net earnings from continuing operations as determined in accordance with IFRS. Please refer to pages 50 to 51 of Agrium’s 2012 MD&A under the heading “Additional and Non-IFRS Financial Measures” for a reconciliation of EBITDA to consolidated net earnings from continuing operations for 2012 and 2011 and to page 68 of Agrium’s 2012 MD&A under the heading “Additional and Non-IFRS Financial Measures” for a reconciliation of EBITDA to consolidated net earnings from continuing operations for the three months ended December 31, 2012. For years prior to this, please refer to the applicable annual report for the reconciliation of EBIT/EBITDA to net earnings.

2

Summary
• Agrium has an excellent track record of value creation and stock price performance
• Agrium Retail outperforms the competition in key financial and business metrics
• Agrium is a recognized leader on corporate governance
• Agrium’s Board has the right experience and skills, has been refreshed over the last 5 years, challenges management, is independent and focuses on its fiduciary duties to the corporation
• Agrium has taken JANA's ideas seriously, and has evaluated them with assistance from independent financial advisors and legal counsel
• JANA's ideas are flawed and, if implemented, would destroy shareholder value
• JANA's dissident nominees have accepted a dubious compensation scheme structured to incentivize short-term and potentially high-risk behavior
JANA has not met the burden of proving that board change is warranted
JANA's dissident nominees are not more likely than the incumbent directors to effect positive change

3

Agrium’s Integrated Strategy Is Working Extremely Well

5
Agrium Shares Have Outperformed
Total Shareholder Return
1. Retail consolidation strategy initiated with announcement of acquisition of Royster-Clark on 11/8/2005
2. Since 1/1/2009
3. Basic Material Distribution Companies that were public as of 11/8/2005 and as of 1/1/2009 include Airgas, Beacon Roofing, and Reliance Steel and Aluminum
4. Basic Material Distribution Companies that were public as of 2/14/2012 include Airgas, Beacon Roofing, Brenntag and Reliance Steel and Aluminum
5. General Industrial Distribution Companies that were public as of all three periods in the above charts include Applied Industrial, Genuine Parts, Grainger, MSC Industrial, Tractor
Supply, Watsco, and WESCO
6. As of February 13, 2013
168
1,572
467
375
369
275
177
0
120
240
360
480
1,700
Since Initiating Retail Strategy
(1)(6)
Last Twelve Months
(6)
Rebound From Financial Crisis
(2)(6)
Source: Capital IQ
Basic Material Distribution Companies
General Industrial Distribution Companies
Fertilizer Peers
(%)
CF Agrium Potash
Corp
Mosaic Yara BM
Dist.
(3)
GI
Dist.
(5)
78
17
83
170
205
223
235
354
0
60
120
180
240
400
CF Agrium GI
Dist.
(5)
BM
Dist.
(3)
Yara Potash
Corp
Mosaic
(%) (%)
39 39
23
22
15
13
0
(4)
(10)
0
10
20
30
40
50
Agrium BM
Dist.
(4)
CF Yara GI
Dist.
(5)
Mosaic Potash
Corp
Intrepid
Potash
Intrepid
Potash

Notes
1. With the exception of CF.  As a pure play on North American nitrogen, CF has benefited from a number of factors, in particular, the significant decline in U.S. natural gas prices beginning in 2010 and the benefit of equity value growth due to deleveraging (see Appendix B for additional information
Agrium initiated its integrated strategy with the acquisition of Royster-Clark in late 2005 and its shares (including dividends) have appreciated 467% since this time
Shares of Agrium have outperformed our peers, as well as the public distribution company composites, over the near and long term
(1)
Since the financial crisis caused global equities to bottom in January of 2009, Agrium shares returned 235%, outperforming all peers since this time
(1)
During the last 12 months, Agrium shares have outperformed all peers, including CF, as well as the public distribution company composites. This performance was driven by Agrium’s record financial results, increased profits at Agrium Retail, dividend increases, a C$900 million share repurchase, and a positive outlook for 2013 and beyond
Our returns are also significantly better than a composite of publicly-traded distribution companies that JANA has suggested should be considered as peers for Agrium Retail
We have illustrated their performance solely because JANA has said they should be considered peers even though none of these companies distribute agricultural input products (i.e. fertilizers, seeds, and crop protection chemicals)
There are no direct peers in the public markets for Agrium Retail because all of its competitors are privately-held companies. More information on the lack of comparability and low correlation between Agrium Retail and the distribution companies is provided in
Appendix B
Agrium’s 1, 3, 5 year total shareholder return relative to our peers is provided in Appendix B

6
2003 Now
Position
Primarily a North American
Nitrogen Producer
Leading Global, Integrated
Agricultural Inputs Company
Wholesale $1.5Bn in fertilizer sales $5.5Bn in fertilizer sales (2012)
Retail
Revenue: $1Bn
224 locations
Revenue: $11.5Bn (2012)
1,292 locations (2012)
EBITDA $400MM $2,666MM (2012)
Market Cap $2.1Bn
(1)
$16.7Bn
(2)
Stock Price $16.46
(1)
$112.16
(2)
Dividend per Share $0.11 $2.00
1. Based on Agrium stock price at December 31, 2003
2. Based on Agrium stock price at February 13, 2013
Integrated Strategy Is Working Extremely Well

10 years ago, Agrium was essentially a small, North American nitrogen fertilizer producer with a small Retail business
We had to decide whether we were going to stay in Retail or exit.  We saw a real opportunity to create value by building scale in the North American ag retail space. Retail was a profitable business that had synergies with our Wholesale business and provided cash flow stability and growth opportunities
We decided to stay in Retail and we commenced our consolidation of North
American retail with the acquisition of Royster-Clark in late 2005.  It has been a tremendously successful strategy and Agrium had the vision and foresight to pursue the opportunity
Today, Agrium is a highly-focused, integrated agricultural inputs company with
2012 nutrient sales of $5.5Bn, retail sales of $11.5Bn, EBITDA of $2.7Bn and a current market capitalization of approximately $17Bn
Our success has been led and driven by our current Board and management team

7
Benefits to Retail
• Global commodity market intelligence
• Access to product from Wholesale during
periods of short supply
• Ability to share and optimize storage and
distribution assets
• Ability to target acquisition opportunities
with production and/or bulk distribution
components
Benefits to Wholesale
• Access to North American downstream
sales channel for increased potash
production
• Ability to maximize operating rates of
production assets through offtake
arrangements with Retail
• Optimization of storage and distribution
assets
• Local/regional grower market intelligence to
assess local supply/demand fundamentals
Additional Benefits to Agrium
• Agrium is better able to compete in a highly competitive marketplace
• Centralized corporate functions and centralized IT functions are leveraged Agrium-wide
• Stronger credit profile provides market access assurance and lower borrowing costs through the cycle
Integrated Strategy Benefits All of Agrium

Wholesale and Retail together give Agrium greater scale, efficiency, a lower cost of capital, greater access to capital, more stable earnings and expanded growth opportunities
Wholesale benefits from increased potash production and sales, access to Retail’s North American sales channel, the ability to maximize operating rates and optimize storage and distribution assets, as well as the market intelligence that comes from having direct access to customers
Retail benefits from global commodity market intelligence, access to product during periods of short supply, and the ability to share and optimize storage and distribution assets
Both Wholesale and Retail benefit from the ability to target acquisition opportunities with production and retail components
The pending acquisition from Glencore of the Agri Products business formerly operated by Viterra (a combination of production and retail) is a good example of an opportunity that Agrium was uniquely positioned to capture, specifically because Agrium operates across the agricultural inputs value chain
We will acquire these assets at a highly attractive value (< 6x pre-synergies) and expect this transaction to contribute ~$100MM of EBITDA annually
The debt rating agencies have told us they like our integrated structure. Our integrated structure is credit enhancing because our cash flows are countercyclical and more stable relative to our fertilizer peers.
Separating Retail and Wholesale would reduce the company’s borrowing capacity, at our existing credit ratings, by ~$750MM

8
Integrated Strategy Provides Financial Strength and Strategic
Flexibility
• Agrium’s cash flow is countercyclical relative to earnings and fertilizer peers
– Agrium generated significant cash flow in 2009, countercyclical to our earnings and fertilizer peers’ cash flow and earnings, from the release of working capital in Retail
• Our integrated strategy is credit enhancing
– Separation of Retail would result in negative credit and financing implications for the respective businesses
– Separated businesses in aggregate would need to carry incremental liquidity compared to Agrium today
– Agrium has estimated that separating the businesses would reduce financial capacity by approximately $750 million
– Both businesses are unlikely to maintain Agrium’s Baa2 / BBB rating upon separation, which would result in higher financing costs on replacement and future financings
• Rating agencies recognize the benefits of this, resulting in lower borrowing costs, higher financial capacity and greater market access assurance

Agrium’s cash flow is countercyclical relative to earnings and fertilizer peers
Agrium generated significant cash flow in 2009, countercyclical to our earnings and fertilizer peers’ cash flow and earnings, from the release of working capital in Retail
Our integrated strategy is credit enhancing
Separation of Retail would result in negative credit and financing implications for the respective businesses
Separated businesses in aggregate would need to carry incremental liquidity compared to Agrium today
Agrium has estimated that separating the businesses would reduce financial capacity by approximately $750 million
Both businesses are unlikely to maintain Agrium’s Baa2 / BBB rating upon separation, which would result in higher financing costs on replacement and future financings
Rating agencies recognize the benefits of this, resulting in lower borrowing costs, higher financial capacity and greater market access assurance

9
Integrated Strategy Supports Higher Potash Operating Rates
Source: Agrium; Potash Corp. and Mosaic Company Reports/Filings
• Integration has supported our ability to achieve a higher potash operating rate over time
(averaging an additional ~312,000 tonnes of production per annum 2008-2011)
• We effectively leverage NA Retail’s market position to move additional Wholesale potash tonnage domestically, particularly when global operating rates are low
• The benefit is important during slower market periods, as it helps to raise our operating rate and lower average cost
Potash Capacity Utilization
AGU Production at Peer Operating Rates AGU Excess Production
(2008-2011)
Potash production (tonnes)
~312,000
0
400,000
800,000
1,200,000
1,600,000
2,000,000
2008 2009 2010 2011 Average

Our potash operating rate is significantly higher than other
Canpotex producers over the past four years (~312,000 tonnes per annum).  Approximately 1/3 of the difference (104,000
tonnes) is directly attributable to our integration (based on historic sales proportion from Agrium Wholesale (20% sales) to
Agrium Retail during years with strong global demand)
This provides benefits to Wholesale, with no negative impact on
Retail operations, as sales to Retail are at arms length and market price
Total of $750 million in shareholder value resulting from higher potash operating rates
50% attributable to existing potash production
50% attributable to post-expansion potash volumes

• The #1 Agricultural input supplier globally and in North America
• Industry-leading profit margins driven by:
– Economies of scale
– Our strong distribution network
– Procurement expertise
– Proprietary product offerings
• Differentiated service offerings (high, low) tailored to meet specific customer needs
• Integration with Wholesale provides market insights, procurement advantages and operating, administrative and logistical efficiencies
• Acquisition program completed at <6x EBITDA and has created significant shareholder value
• Outstanding transaction integration track record – actual synergies have significantly exceeded announced synergies
• Experienced senior management team with an average of ~18 years in agricultural retail
Agrium Retail Is The Premier Global Ag Input Supplier

10

Ag Retail Is Different than Non-Ag Distribution
• Unlike Industrial distribution, in Ag Retail, customer intentions are highly influenced by crop trends, commodity prices and weather patterns
• Unpredictable seasonality (though generally heavily weighted to Q2)
– 2 distinct application seasons during the year that last 3-4 weeks
• Long supply chain for fertilizer and seed
– Product has to be in place at right time as there is a short application/planting window and its timing is unpredictable
– Seed and fertilizer are bulky products that take time to move to be in place at right time
– As such, delivery occurs over longer timeframe
• Not just a product supplier
– Agronomy (science of crops) consulting
– Application services
– Blending
– Proprietary products
• Highly educated, professional sales force with deep and specialized agricultural knowledge

As shown on pages 68 and 69 in Appendix B, distribution companies have low correlation with other distributors and UAP had virtually no correlation with public distribution companies 11

Crop Production Services
CPS
Hoopeston Facility

Agrium

12 Overview of an Agricultural Retail Facility

The above photos show typical fertilizer and seed bulk storage, blending equipment and buildings
Agrium Retail is considerably different than a typical industrial distribution company or a mail order catalogue business like MSC
Please see pages 88-94 of Appendix D for additional information on Retail along with Appendix E for an extensive overview of the public distribution companies

13
Highly Experienced Senior Management Team
Name Title
Legacy
Company
Ag Retail
Experience
Richard Gearheard President, Retail Agrium Retail 34
Tom Warner VP Distribution Agrium Retail 40
Dave Tretter VP Procurement UAP 28
Tony Engel VP Finance Whole Foods 5
Brent Smith VP Loveland Products Nufarm 3
Jeff Tarsi Sr. Dir. Retail Strategy UAP 15
Miguel Morley Managing Dir. S. America BASF 8
Richard Norton Managing Dir. Landmark Landmark 20
Kent McDaniel Sr. Dir. Human Resources UAP 12
Billy Pirkle Sr. Dir. EH&S Royster 16

Contrary to claims by JANA, Agrium Retail is NOT run by a “bunch of Wholesale guys”
We have a best-in-class management team drawn from Agrium’s
legacy Retail business and acquisitions like UAP, Royster-Clark and Landmark, as well as others

14
Revenue per Facility
(1)
($ million)
5.3
9.0
10.3 10.3
12.1
13.8
0
2
4
6
8
10
12
14
16
2007 2008 2009 2010 2011 2012
450
915
685
465
794
1,089
1,329
0
200
400
600
800
1,000
1,200
1,400
2007 2008 Avg
'08/'09
2009 2010 2011 2012
EBITDA per Facility
(1)
($ thousand)
1. North America only
+160% +195%
Agrium Retail is an Excellent and Well-Managed Business

Agrium Retail is built on a platform of operational excellence and continuous improvement
We have a best-in-class management team drawn from Agrium’s legacy Retail business and acquisitions like UAP, Royster-Clark and Landmark, as well as others
Retail has increased EBITDA from $85MM in 2003 to $951MM in 2012
As we integrate acquired companies into our core business, we optimize our
Retail network by closing less efficient facilities. This leads to improved profitability, margins and returns
Retail’s state-of-the-art systems provide visibility down to the single-store level, allowing Agrium to make the right operating and closure decisions. Agrium has consolidated more than 255 facilities in recent years
We are also rapidly increasing performance at the facilities we continue to operate. Since 2007, Agrium Retail has increased revenue per facility by 160%
and profit (EBITDA) per facility by 195%

15
• Agrium Retail has closed 20% of its U.S. farm facilities and 255 farm facilities world wide over the past seven years, driving operating efficiency
(1)
Facility Closures Promote Efficiency of Retail Network
Cumulative Facility Closures
74
88
152
166
233
14
64
14
67
22
255
233
166
152
88 88
74
0
50
100
150
200
250
300
2006 2007 2008 2009 2010 2011 2012
Facility closures in current year
1. Over 200 facility closures were in the U.S.
(Count)

We continuously evaluate location profitability and the ability to profitably serve customers most efficiently
Over the past 7 years, we have closed over 200 locations in the U.S.
Our focus on facility profitability and asset optimization drives the operating efficiency of our retail network

16
Organic Growth Opportunities in Seed & Crop Protection
346
489
493
676
838
246
0
100
200
300
400
500
600
700
800
900
2007 2008 2009 2010 2011 2012
Loveland Products - North America Revenue ($US millions)
194
420
720
860
1,000
1,105
158
0
200
400
600
800
1,000
1,200
2006 2007 2008 2009 2010 2011 2012
North America Seed Revenue ($US millions)

Relative to fertilizer and crop protection, we have a smaller share of the seed wallet of our customers
Seed offers real organic growth potential because there is opportunity to increase our share of the seed spend of our existing customers, thereby driving growth in our seed sales
Sales and margins of our proprietary products have been growing significantly faster than our overall sales.  This has been helped by particularly strong growth in the plant nutrient sector
Average Loveland margins are almost double what they are for conventional products
Our Loveland sales over the last twelve months were more than triple what they were under UAP
Within 2-3 years, we typically incorporate 20% of Loveland Products into the crop protection business of new acquisitions – this generates significant synergies on almost every new acquisition we execute

17
• Our total recordable injury (TRI) rate is less than half the average rate of both the agricultural industry and the retail trade
• We improve the safety record of our acquisitions – all acquisitions have experienced reduced employee injury rates
We Are Safety Leaders in the Industry
0.0
1.0
2.0
3.0
4.0
5.0
6.0
7.0
8.0
9.0
2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012
Agrium Retail Royster ADM UAP Miles ASP Canada AWB

We are safety leaders in the industry
We have corporate wide safety metrics
Our TRI is less than half of the agricultural industry
Continuous improvement runs throughout our organization. Another great example is safety performance.  We have been able to make significant improvements over the past ten years even as we doubled and doubled again in size
Royster:  safety results improved from TRI just under 6 to 3.7
UAP:  Safety results improved from just under 6 to 2.6 in just under
2 years
2012 Dupont Environmental Stewardship Awards
28 state winners – 16/28 from Agrium Retail
5 regional winners – 3/5 from Agrium Retail

18
66
60
61
72 72 72 72 73 74
78
71
70
70
71
0
20
40
60
80
100
Airgas Applied
Industrial
Genuine
Parts
Watsco WESCO Beacon
Roofing
Tractor
Supply
Grainger Agrium
Retail
Brenntag Reliance
Steel &
Aluminum
MSC
Industrial
MRC
Industrial
Gases
Industrial
MRO
Auto
Parts
Livestock,
Pet and
Hardware
Crop
Protection
and Fertilizer
Electrical
MRO
(2)
HVAC/R Industrial
MRO
Roofing
Materials
Chemicals Oilfield
Services
Industrial
MRO
Metals
Operating Expenses In Line With Public Distributors
Median: 72%
Retail Operating Expense / Gross Profit (%)
(2012)
(1)
Source: Capital IQ
1. Data shown is 2012 except MSC Industrial which is LTM as of 12/1/2012 and Brenntag which is LTM as of 9/30/2012
2. Includes estimated allocation of Corporate G&A. Excluding Corporate G&A would result in an operating expense ratio for Retail of 69%
3. Includes estimated allocation of Corporate G&A
4. North American Retail
75
76
71 71
66
76
60
65
70
75
80
2012 2011 2010
Agrium Retail Operating Expense / Gross Profit (%)
(3)
Total North American Retail
(4)

Agrium Retail’s operating costs to gross profit ratio of 71% is in line with the median of public distribution companies and has continued to improve as we reduce the cost structure of acquired companies, focus on continuous improvement, and leverage our operating network to capture synergies
Retail’s overall operating expense ratio has improved by 500 bps since 2010, including a 900 bps improvement in the North American Retail business
We acquired less efficient companies knowing there was significant opportunity to improve efficiency
As we integrate and realize operating synergies from our acquisitions, our combined efficiency ratios continue to improve, a fact JANA understands very well but has chosen to distort in its communications with our shareholders

19
Continuous Improvement in Margins & Returns
EBITDA Margin
(1)
1. Agrium NAR and Retail EBITDA margin excludes allocation of Corporate G&A; Royster-Clark historical average margin based on annual margin from years 2002-2005, with 2005 margin based on LTM 1Q2005 data; UAP historical average margin based on annual margin from years 2004-
2007; UAP fiscal period end was February; data shifted to closest calendar year
2. Figures are calculated based on trailing twelve month average capital employed and may differ slightly from figures disclosed in Agrium’s financial reports, which report ROCE based on rolling four quarter average capital employed
9.7%
10.0%
8.3%
0
2
4
6
8
10
12
Royster-
Clark
Avg.
UAP Avg. 2010 2011 2012 2015
Total
Retail
Target
• Agrium Retail has best in class Ag-retail profitability (~50% higher earnings per dollar of sales than peers)
(%)
Total Retail Royster-Clark UAP NAR
Return on Capital Employed (ROCE)
(2)
11.6%
13.0%
9.4%
0
2
4
6
8
10
12
14
2010 2011 2012 2015 Total
Retail Target
(%)
Total Retail NAR

Agrium Retail margins have always significantly exceeded margins of our closest direct agricultural retail peers (Royster-Clark and UAP)
Contrary to claims by JANA, Retail’s returns exceed our cost of capital and are on track to significantly improve
JANA has conveniently chosen to focus solely on a very short-term accounting measure of investment returns rather than a cash flow /
economic measure and has further assumed that there are companies that actually pursue a $4Bn, multi-year, industry consolidation program based on expected accounting returns during years 1 to 3, which is simply absurd

20
Retail M&A Strategy Has Created Significant Value
Announced
Year
Target
Acquisition
Value
(1)
($ billion)
Acquisition
Multiple
(2)
(inc. announced
synergies)
Acquisition
Multiple
(3)
(inc. addn’l
synergies and
market growth)
2005 Royster-Clark $0.4 5.1x 4.0x
2007 UAP 2.7 8.3x 6.1x
2010 Landmark 0.9 9.1x TBD
2007-2011
Cumulative
Cumulative Tuck-in
Acquisitions
0.5 4.1x 4.1x
2013 Viterra 0.6 <6.0x TBD
1. Net of proceeds from sale of non-core businesses at target
2. Based on pre-acquisition EBITDA plus targeted synergies
3. Additional synergies and market growth, as shown on previous slide, have been allocated between the legacy Agrium Retail that existed in 2005 (34%), Royster-
Clark (10%) and UAP (56%), based on an estimate of their relative contribution to 2012 EBITDA

Agrium has acquired $4.5Bn of Retail assets at an average multiple of less than 6x EBITDA including synergies achieved, well below the multiple of over 9x that Agrium is receiving for Retail in its stock today
The pending acquisition from Glencore of the Agri Products business formerly operated by Viterra (a combination of production and retail) is a good example of an opportunity that Agrium was uniquely positioned to capture, specifically because Agrium operates across the agricultural inputs value chain
We will acquire the Agri Product’s business formerly operated by Viterra at a highly attractive value (< 6x pre-synergies) and expect this transaction to contribute ~$100MM of EBITDA annually

21
Retail Metric 2012 Result 2015 Target
EBITDA ($MM) 951 1,300
EBITDA Margin 8% 10%
ROCE 9% 13%
ROCE (ex. Goodwill and Intangibles) 18% 22%
Working Capital to Revenue 20% 18%
Operating Costs to Gross Profit 69% 67%
Agrium Retail Is Driving Value Through Continuous Improvement

We are proud of our track record. But we understand that the real measure of value and accountability isn’t what we’ve done so far, but what we plan to next deliver for shareholders
We have published 2015 targets for Agrium Retail EBITDA of $1.3 billion and Return on Capital Employed (ROCE)
of 13%, in addition to other continuous improvement targets
Contrary to claims by JANA, Retail’s returns exceed our cost of capital and are on track to significantly improve
JANA has conveniently chosen to focus solely on a very short-term accounting measure of investment returns rather than a cash flow / economic measure and has further assumed that there are companies that actually pursue a $4Bn, multi-year, industry consolidation program based on expected accounting returns during years
1 to 3, which is simply absurd
We are confident in our ability to continue creating significant shareholder value through the diligent execution of ongoing continuous improvement initiatives
Please review our January 28 Investor Day Presentation
(http://www.agrium.com/includes/Jan._2013_Analyst_Event_Presentation.pdf)
And our March 4 Investor Presentation
(http://www.agrium.com/includes/Vote_For_The_Agrium_Nominees_March_4_2013.pdf) for a more detailed review of our Retail business

22
• In 2012, Agrium delivered record results for 4Q and matched the record annual earnings achieved in 2011
• Generated $2.1Bn in operating cash flow, the highest in company history
Integrated Strategy is Driving Record Results
2012 Results Summary
$16.7Bn Sales, up 8% YoY
$2.7Bn EBITDA, up 2% YoY
$1.5Bn Net Earnings
4th Quarter Results Summary
$3.3Bn Sales, up 3% YoY
$650MM EBITDA, up 14% YoY
$354MM Net Earnings, up 8% YoY

Our integrated strategy has produced two consecutive years of record earnings, and increased earnings from Agrium Retail by more than 50% since 2010
Agrium’s integrated strategy is driving increases in earnings and cash flow, and enabling the company to return excess capital to shareholders
Retail’s stable cash flows underpin Agrium’s ability to pay an increasingly attractive dividend
We have long said we would increase dividends as earnings and cash flow from
Retail increased
Agrium began increasing its dividend in 2011 as earnings and cash flow increased, well before JANA’s campaign

23
1.6
1.4
1.4
1.4
1.3
0.8
0.7
1.6
1.7
1.8
2.1
2.7
2.8
NM NM NM NM
0.0
1.0
2.0
3.0
4.0
Genuine
Parts
Potash
Corp
Applied
Industrials
Agrium Brenntag Airgas Mosaic MSC
industrial
Grainger Reliance
Steel and
Aluminum
Watsco Tractor
Supply
CF WESCO MRC Beacon
Roofing
Intrepid
Potash
Agrium Is Committed to Returning Capital
Dividend Yield (%)
(1)
Distribution Companies Wholesale Peers
Source: Capital IQ
1. As of February 13, 2013
• Our dividend yield is higher than all but 1 of our peers, and also higher than the average public distribution company, as well as MSC and Brenntag, companies led by 2 of JANA’s nominees

JANA has said we need to split Wholesale and Retail because comparable companies in Retail have very different balance sheets and return of capital policies
The facts as shown in this slide, as opposed to completely unsubstantiated claims, illustrate that JANA is wrong once again
Our capital allocation priorities:
1. Preserve shareholder value
– Preserve balance sheet strength and investment grade credit ratings
– Sustain capital to maintain base business performance
– Maintain current dividend
2. Grow shareholder value
– Organic and external opportunities at returns in excess of our cost of capital
3. Return excess capital that cannot be reinvested above our cost of capital
– Remain disciplined about returning excess capital to shareholders
– Continue to increase our dividend as we grow our earnings
– Repurchase stock primarily on an opportunistic basis

24
Member Profile
Victor J.
Zaleschuk
Age: 69
Mr. Zaleschuk, is a Director and Board Chair of Cameco
Corporation. He joined Agrium's Board in 2002, and was
appointed Board Chair in May 2012.
Ralph S.
Cunningham
(1)
Age: 73
Dr. Cunningham, is Board Chair of Enterprise Products
Holdings, LLC. He serves as Board Chair of TETRA
Technologies, Inc. and Director of Cenovus Energy Inc.
He joined Agrium's Board in 1996.
David Everitt
Age: 61
David Everitt recently retired as President, Agricultural
Division for North America, Australia, Asian and Global
Tractor Sourcing, Turf Products and Technology for Deere
& Company. He is a director of Brunswick Corporation and
Harsco Corporation and is also a board member of the
National Business Aviation Association.  He joined
Agrium’s Board in 2013.
Russell K.
Girling
Age: 50
Mr. Girling, is a director and the President and Chief
Executive Officer of TransCanada Corporation. He is the
former Chair and Chief Executive Officer of TC Pipelines,
GP Inc. (general partner of TC Pipelines, L.P.), former
Chair of TransCanada Power, L.P., and former director,
Bruce Power Inc. He joined Agrium’s Board in 2006.
Dr. Susan A.
Henry
Age: 66
Dr. Henry, is a Professor of Molecular Biology and
Genetics and Dean Emerita of the College of Agriculture
and Life Sciences at Cornell University in Ithaca, NY. She
is on the Boards of Seneca Foods Corporation and
Tompkins Financial Corporation. She joined Agrium's
Board in 2001.
Russell J.
Horner
Age: 63
Mr. Horner, is the former President and Chief Executive
Officer of Catalyst Paper Corporation. He joined Agrium’s
Board in 2004.
David J. Lesar
Age: 59
Mr. Lesar, is Chair, President and Chief Executive Officer
of Halliburton Company. He serves on the Board of
American Petroleum Institute and is a former director of
Lyondell Chemical Company and Mirant Corporation Mr.
Lesar joined Agrium's Board in 2010.
New Independent Directors
Member Profile
John E. Lowe
Age: 54
Mr. Lowe, is the former Assistant to the Chief Executive
Officer of ConocoPhillips. He is a former Director of DCP
Midstream GP, LLC and a former director of Chevron
Phillips Chemical Co. LLC. Mr. Lowe joined Agrium's
Board in 2010.
Anne McLellan
Age: 62
Ms. McLellan, serves on the Board of Cameco
Corporation. She is a Director of Canadian Business for
Social Responsibility (CBSR), a member of TD
Securities Energy Advisory Board and Counsel at the
law firm of Bennett Jones LLP. She joined Agrium's
Board in 2006.
Derek G. Pannell
Age: 66
Mr. Pannell, is Board Chair of Brookfield Infrastructure
Partners Limited and Lead Director of African Barrick
Gold plc. He was President and Chief Executive Officer
of Noranda Inc. and Falconbridge Limited. He joined
Agrium's Board in 2008.
Frank W. Proto
Age: 70
Mr. Proto is Chair of the Board and a Director of Nelson
Group Inc. He joined Agrium's Board in 1993 and served
as Board Chair from September 1998 - May 2012.
Mayo Schmidt
Age: 55
Mr. Schmidt was the President and Chief Executive
Officer of Viterra Inc. from 2000 until 2012. He is a
member of the Canadian Council of Chief Executive
Officers, a member of Washburn University’s Board of
Trustees and the Lincoln Society, and a contributor to
Harvard University’s Private and Public, Scientific,
Academic and Consumer Food Policy Group. He also
serves on the Board of Directors of the Global
Transportation Hub Authority.  He joined Agrium’s Board
in 2013.
Michael M.
Wilson
Age: 61
Mike joined the company in 2000 and became President
and Chief Executive Officer three years later. Under his
leadership Agrium has grown significantly increasing its
size and profile in world markets. Prior to joining Agrium,
Mike gathered experience as an executive leader in the
chemical industry. He was the President of Methanol
and President and Chief Operating Officer of Methanex
Corporation. He joined Agrium's Board in 2003.
Management Independent Directors
1. Will retire at upcoming annual meeting
Agrium Has an Outstanding Board

Please see detailed biographies in Appendix F
Agrium’s Board is routinely recognized for its strong corporate governance
Agrium’s Board was awarded a 9.5 out of 10 Overall Rating, and a 10 out of 10 rating for Board Accountability, by Governance Metrics International, while placing 25th out of 244 companies evaluated in The Globe and Mail’s 2012 Corporate Governance
Rankings
Agrium’s recent Board appointees – David Everitt and Mayo Schmidt – were selected following an extensive search that began in March 2012. The search was conducted by the Governance Committee of the Board with the assistance of an international executive search firm
Mr. Everitt and Mr. Schmidt each bring deep agricultural, retail and distribution expertise and industry knowledge, combined with impeccable reputations for integrity, independence and a commitment to serving shareholders’ best interests
Mr. Everitt brings in-depth knowledge of marketing, distribution and procurement in the agricultural sector, obtained during his 37-year career at John Deere
Mr. Schmidt is widely recognized for leading Viterra's transformation from a small, regionally-focused cooperative into Canada's largest agricultural inputs retailer and a leading global agricultural and food ingredients company. With a network of 263 agricultural retail locations, Viterra was the only publicly-traded agricultural retailer of fertilizer, crop chemicals and seed in North America, other than Agrium

25
Agrium’s Board Has Been Refreshed Over Time
New Directors Since Royster-Clark Acquisition
Current Board
Director
Affiliation
Victor J. Zaleschuk Board Chair
Michael M. Wilson Management
Ralph S. Cunningham
Independent
Director
David Everitt
Independent
Director
Russell K. Girling
Independent
Director
Susan A. Henry
Independent
Director
Russell J. Horner
Independent
Director
David J. Lesar
Independent
Director
John E. Lowe
Independent
Director
Anne McLellan
Independent
Director
Derek G. Pannell
Independent
Director
Frank W. Proto
Independent
Director
Mayo Schmidt
Independent
Director
Board At Announcement of
UAP Acquisition
Director Affiliation
Frank Proto Board Chair
Michael M. Wilson Management
Neil Carragher
Independent
Director
Ralph S. Cunningham
Independent
Director
D. Grant Devine
Independent
Director
Germaine Gibara
Independent
Director
Russell K. Girling
Independent
Director
Susan A. Henry
Independent
Director
Russell J. Horner
Independent
Director
Anne McLellan
Independent
Director
Victor J. Zaleschuk
Independent
Director
Board At Announcement of
Royster-Clark Acquisition
Director
Affiliation
Frank W. Proto Board Chair
Michael M. Wilson Management
Neil Carragher
Independent
Director
Ralph S. Cunningham
Independent
Director
D. Grant Devine
Independent
Director
Germaine Gibara
Independent
Director
Susan A. Henry
Independent
Director
Russell J. Horner
Independent
Director
Frank W. King
Independent
Director
Harry G. Schaefer
Independent
Director
Victor J. Zaleschuk
Independent
Director
New Directors Since UAP Acquisition

JANA claims our Board is comprised of long-standing “cronies” and that a fresh perspective is required
This is false.  Agrium has always been committed to balancing Board experience and Board renewal
To that end, the Board has been turned by over half since we embarked on the integrated strategy and by over a third since we acquired UAP
We add appropriate experience and expertise to the Agrium Board as our business evolves.  Derek Pannell was added to provide mining expertise.  David Lesar and
John Lowe joined the Board to provide strong international experience.  David
Everitt and Mayo Schmidt were added to provide strong retail distribution experience

26
Credentials of Agrium Directors Targeted by JANA
Frank Proto Mr. Proto is a seasoned executive and Board member with experience in oil and gas, utilities, fertilizer, industrial products, telecommunications and forest products production and distribution
Mr. Proto has a wide range of executive and Board experience in utility services (SaskEnergy), fertilizer products (AEC Petrochemicals), lumber, specialty building products and pulp (AEC
Forest Products),  trucks and farm equipment (First Industries) and electrical and industrial supplies (Century Sales and Service)
Investment in Agrium - $4.6 million
Derek Pannell Mr. Pannell has extensive mining experience from his career at Noranda/Falconbridge and
Antamina (Peru) including mine development, start up and operations.  Mr. Pannell provides invaluable counsel to our potash and phosphate mining operations including our $1.5 billion expansion of our potash mine at Vanscoy (Project VAULT)
Mr.  Pannell led Falconbridge as CEO until 2006.  Falconbridge’s share price increased over
500% over the 5 years that Mr. Pannell was CEO
Mr. Pannell has extensive experience in raw materials and finished product distribution in fertilizers, commodity chemicals and metals from his tenure at Noranda/Falconbridge
Investment in Agrium - $1.5 million
Susan Henry For 10 years, Ms. Henry was the Dean of Cornell University’s College of Agriculture which is consistently considered to be the #1 ranked school of agriculture in the world and is currently a professor at this prestigious institution
Ms. Henry has a broad and deep understanding of North American and worldwide agricultural and agronomy trends, agricultural economics and farming techniques which is invaluable to the
Agrium Board and management as we set near-term and long-term strategies.  In particular, her deep agronomic and agricultural knowledge is invaluable as we consider the impact of rapid advances in agricultural technology and agronomy on Retail strategy and business operations
Investment in Agrium - $5.4 million

Our Board has a combination of diverse backgrounds, knowledge and experience which supports the development of our successful, long-term strategy and shareholder value creation
Our Board members have specialized knowledge and experience which support and guide Agrium management to meet both strategic and operational goals
Challenging the credentials of Derek Pannell is particularly troubling because of his extensive mining experience and invaluable counsel to our potash and phosphate mining operations including our $1.5Bn expansion of our potash mine at Vanscoy (Project Vault)
Our Board member’s interests are directly in line with those of Agrium shareholders.  On average, each Agrium director owns over $2.5 million in
Agrium shares

Credentials of Agrium Directors Targeted by JANA (cont’d)
Russ Horner Mr. Horner led Catalyst Paper, an integrated specialty paper manufacturer based in British
Columbia, with a worldwide distribution system
The distribution system at Catalyst Paper included shipping and distributing of specialty paper products from distribution nodes in British Columbia, California and Chicago to customers in
North America and overseas
Investment in Agrium - $2.3 million
Mayo Schmidt As CEO, Mr. Schmidt transformed the Saskatchewan Wheat Pool, a regional cooperative, into
Viterra, a $6.1 billion global, agriculture-focused corporation
Mr. Schmidt has a unique, deep understanding of agricultural retail distribution as he oversaw the agri-products business of Viterra – the only publicly-traded agricultural retailer of fertilizer, seed and crop protection chemical in North America, besides Agrium
Joined Board in February 2013

27

28
Analysts Support Board and New Appointments
• “While on the topic of corporate governance, we note that [Agrium] was ranked 25th out of several hundred in the 2012 Canadian Corporate Governance rankings. Out of four variables considered, [Agrium’s] board was either at or within one mark of the top ranking.
The exception to this was board composition, which [Agrium] has now correctly addressed…It's interesting to note that none of the companies ranked ahead of [Agrium] on corporate governance have provided shareholders with a better five-year return, according to the Globe & Mail.” – Scotiabank, 2/21/13
• “The two new directors appointed to [Agrium’s] board have extensive agricultural, retail and distribution experience, in our view. We believe that they will be well-received by investors...” – TD Securities, 2/12/13
• “The company should benefit from both the agricultural knowledge both offer in addition to
Everitt’s distribution experience on the dealer and equipment side; as well, Schmidt’s extensive knowledge of agriculture and retail operations – in addition to leading the transformation of Viterra into a leading global agricultural and food ingredients company.”
– AltaCorp, 2/12/13
• “Agrium announced the appointment of two experienced retail/distribution executives (David
Everitt and Mayo Schmidt) to its Board...” – BMO, 2/11/13
• “We are confident that [Agrium’s] board has indeed delivered exceptional value to shareholders since [Agrium] initiated its integrated strategy in 2005. Is [Agrium’s] board perfect? Not at all, but we think they’re pretty darn good.” – Scotiabank, 1/29/13

The appointment of David Everitt and Mayo Schmidt brings tremendous Ag
Retail and distribution experience that complements existing experience of the Board
JANA has said it thinks Mayo Schmidt lacks suitable experience and independence. On any objective basis, that argument lacks all credibility
JANA also advised shareholders to vote for David Everitt after saying on
February 11 that he was not independent and qualified
Analysts support the Board and the recent appointments

JANA is Committed to Breaking Up Agrium

• While our Board has evaluated Agrium’s corporate strategy and structure many times in the past, the Board has taken JANA’s ideas seriously
• The Board meets on at least an annual basis to review and debate our strategy and structure with management
• JANA first contacted Agrium in May 2012. The Board immediately engaged an independent financial advisor and independent legal counsel to advise the independent directors of the Board
• After an in-depth, two-month review, the independent directors concluded that JANA’s break-up plan and its other demands would destroy shareholder value and were contrary to the best interests of the company and its shareholders
• The Board has reviewed thoroughly each successive argument JANA has made and continues to be of the view that JANA’s demands would destroy value and are not in the best interests of Agrium and its shareholders
Agrium’s Board Has Carefully Reviewed JANA’s Ideas

30

Agrium's Opportunity To Create Shareholder Value

- In order to reverse course and fully realize the value of its assets, Agrium should promptly
  - Separate Retail as a standalone company
  - Release the more than $700mm of excess working capital held in the Retail business
  - Rationalize the cost structure of the Retail business
  - Eliminate excess corporate overhead supporting the Company's conglomerate structure
  - Appropriately capitalize the separated businesses and assign appropriate capital plans for each
  - Over the medium term, evaluate separating Potash assets to unlock their strategic value
  - Initiate a share repurchase program to capitalize on the significant discount to intrinsic value

By promptly pursuing these steps, the current board still has the chance to be heroes for shareholders by unlocking the value of Agrium's assets.

4

Agrium

31 JANA’s Goal Has Always Been a Break Up JANA Slide Presented to Agrium on July 11, 2012

On May 31, Barry Rosenstein, founder of JANA,  called Mike Wilson, CEO of Agrium, to advise that JANA made a Hart-Scott-Rodino filing because JANA held just under 5% of
Agrium and intended to acquire more shares
Mr. Rosenstein demanded that Agrium spin off Agrium Retail and that if Agrium quickly complied, there was still time for Mike Wilson “to be the hero and be rich”
The slide above was presented to Agrium management on July 11 in New York
As shown above, JANA's very first demand was for Agrium to spin off Retail
In addition, JANA also proposed that Agrium spin off its Potash assets as well, which would result in Agrium being broken up into 3 small companies

Now Is The Time For Agrium To Deliver Concrete Steps For Shareholders

- The immediate execution of a plan to separate Retail, improve operational performance and appropriately capitalize Agrium's assets would unlock substantial shareholder value while also best positioning Agrium's businesses for strong future earnings growth and further stock price appreciation

AGU Share Price
$88.99
7/10/2012 Closing Price
$117
$28.01
Eliminate Conglomerate Discount(1)
$122
$4.59
Right Size Retail Working Capital(2)
$130
$8.20
Rationalize Retail and Corporate Cost Structures(3)
$134
$4.13
Immediate $1.5bn Share Repurchase(4)
$140
$6.44
Strategic Value of Potash(5)

- Execution of this plan unlocks ~60% upside for shareholders, while also positioning Agrium's assets for better earnings growth in the future

Agrium can deliver the promise of Retail and optimize the value of its assets by executing this value creation plan.

Agrium

32
• On July 11, 2012, JANA proposed a 3-way break up based exclusively on 1 analyst’s target multiple
(the highest) and completely ignored where the public peers were trading
JANA Proposed a 3-Way Break Up in July
JANA Slide
Presented to
Agrium on
July 11, 2012
1.
Assumes elimination of conglomerate structure results in valuation consistent with Agrium’s sum of the parts value based on Susquehanna Research as of July 10,
2012.
2.
Assumes Agrium releases $725 million of excess net working capital, per commentary on page 27.
3.
Assumes rationalization of Retail segment costs and corporate overhead costs. For Retail, assumes Agrium right-sizes overhead to pro forma UAP / Agrium levels at the time of the transaction at 70.9% Operating Expense / Gross Profit (as detailed on page 28). For corporate, assumes that Agrium can rationalize 50% of unallocated overhead costs following the separation of Retail, offset by $10 million of assumed new standalone public company costs in Retail. Assumes incremental after-tax earnings resulting form cost rationalization efforts are capitalized at Agrium’s valuation following elimination of corporate discount, per footnote #1.
4.
Assumes Agrium initiates a $1.5 billion share repurchase program ahead of implementing steps 1-3, repurchasing stock at $89 per share funded by $725 million of released working capital and by $775 million of debt at a 4.5% after-tax cost of capital. Value creation represents immediate accretion (growing further over time) of share repurchases assuming value creation from steps 1-3.
5.
Assumes Agrium’s Potash assets receive partial credit from investors for their strategic value. Value creation assumes Potash valued at 11.25x EBITDA, representing 50% of bridge between Susquehanna’s 9x sum of the parts value for Agrium’s Potash assets and the 13.5x value BHP offered to acquire Potash Corp.

The slide above was presented by JANA to Agrium on July 11 in New York
JANA said a break up would create monumental value for shareholders
A 2-way break up (Retail and Wholesale) would create over $28 per share
A 3-way break up (Retail, Potash and Nitrogen + Phosphate) would create over
$34 per share
JANA’s views were based exclusively on the one sell-side analyst with the highest “target”
multiple for Retail and highest share price target for Agrium.  JANA’s analysis also assumed a
“trading” multiple of 11.25x for our potash segment, well above where peers were trading
Since they first contacted us in May, JANA has never provided a detailed and credible value creation analysis supporting a break up to Agrium
From the very start, JANA’s agenda has been to break up Agrium into 2 or 3 small pieces in an effort to see the pieces sold.  This is why JANA has had countless meetings with executives from our public competitors, private equity firms, merger arbitrageurs, equity research analysts, shareholders and others since early June

FABER EXCLUSIVE
JANA TURNS UP HEAT ON AGRIUM
s Worldwide. First in Business Worldwide. First in Business World

FABER EXCLUSIVE
JANA'S AGRIUM PROPOSAL
» Rationalize unallocated corporate overhead
» Pursue separation of Retail and Wholesale businesses
s Worldwide. First in Business Worldwide. First in Business World

AGRIUM (AGU)
106.28 2.82 [+2.73%]
107.5
105.0
102.5
100.0
97.5
106.28
Sep 4, 2012
Oct 1, 2012
FABER EXCLUSIVE
BARRY ROSENSTEIN
JANA PARTNERS FOUNDER AND MANAGING PARTNER
S&P 500
+8.63 +0.60%
1,449.30
s Worldwide. First in Business Worldwide. First in Business World

FABER EXCLUSIVE
JANA'S ROSENSTEIN SET FORTH CASE FOR CHANGES AT AGRIUM DURING VALUE INVESTING CONGRESS
NASDAQ
+5.58 +0.18%
3,121.81
s Worldwide. First in Business Worldwide. First in Business World

Agrium

33 JANA Called for Break Up on National TV in October

On October 1, Barry Rosenstein, Founder of JANA presented his views on
Agrium to a large crowd at the Value Investing Congress in New York
Mr. Rosenstein called for the break up of Agrium and claimed the break up along with JANA's ideas would create $50 of value
JANA has never again quantified the benefits of a break up or its other ideas since October 1
Moments later, Mr. Rosenstein was interviewed on national television by
David Faber of CNBC

JANA’s Goal Is to Break Up Agrium
“Agrium should promptly separate Retail as a standalone company.”
– JANA Presentation for Agrium Board, July 11, 2012
“We also continue to believe that a separation of the Retail business would unlock significant long-term value.”
– JANA Press Release, August 14, 2012
“There’s tremendous upside to be created by splitting them up. ”
– Barry Rosenstein – Interview on CNBC, October 1, 2012
“Agrium has a myriad of steps it can take today…purs[ue] a separation of
Retail and Wholesale.”
– JANA Presentation, October 1, 2012
“Well, let… let me make it first of all clear. I mean, we… we’re not solely talking about breaking up the business. ”
– Barry Rosenstein – Interview on BNN, January 30, 2013
34

After the 2013 annual meeting, there will only be 30 months remaining before the golden leash compensation arrangements expire
If elected, JANA’s representatives will push for the break up in the hopes that it may cause a short-term ‘pop’ in the shares
“And how likely would an actual separation be? We’d guess over 80%...” – CLSA,
March 1, 2013
All of JANA’s other ideas are not only flawed, they are incongruent with the 30-
month period remaining on the golden leash

Illustrative Wholesale Trading Value – Based on 2013E EBITDA Multiple

CF Industries					
Agrium					

Agrium

35
Break Up Would Destroy Value
Wholesale and Retail Are Worth More Together
(1)
Sensitivity Analysis Illustrating the Value Increase / (Decrease) From the Current Share Price Resulting From a Separation
($ / Share)
Illustrative Retail Trading Value – Based on 2013E EBITDA Multiple
8.50x 8.75x 9.00x 9.25x 9.50x
4.3x ($20) ($18) ($16) ($15) ($13)
4.5x ($17) ($16) ($14) ($13) ($11)
5.0x ($12) ($10) ($8) ($7) ($5)
5.6x ($5) ($3) ($2) $0 $2
Implied Wholesale
(2)
1. Multiple implied by sum-of-the-parts analysis based on Agrium share prices, Wholesale peer multiples and consensus analyst EBITDA estimates as of February 13, 2013
2. Implied Agrium Wholesale sum-of-the-parts multiple from page 19 of March 4 presentation
Value Destruction Before Consideration of Dis-synergies From Separation

As illustrated above, a break up would destroy value, rather than create it, even before consideration of dis-synergies and other risks related to splitting the Company
Retail is worth more as a part of Agrium and receives over a 9x EBITDA multiple within
Agrium, based on median analyst estimates and actual trading multiples of our Wholesale peers (See Appendix C)
Given that the majority of Wholesale EBITDA comes from nitrogen, there is also risk
Wholesale could trade down closer to a pure nitrogen multiple (e.g., CF)
Therefore, a break up could result in combined trading values of Retail and Wholesale (as separate, publicly-traded companies) that are lower than Agrium’s share price today, destroying shareholder value, even before consideration of dis-synergies from a separation
Consistent with its practice of making unsubstantiated claims, in its Proxy Circular filed
March 7, JANA said: “Analysts peg Agrium's sum-of-the-parts discount at ~$20 per share”
JANA provided no reference to an analyst or group of analysts with this view. The reality is, other than CLSA in its report on March 1, there has not been a single analyst report that suggests a separation of Wholesale and Retail would create ~$20 per share of value.  Normal course analyst 12-month share price targets published by analysts relate to Agrium as currently configured and are not break-up valuations

JANA Introduced the 5Cs After Break Up Failed to Gain Traction

37
JANA gets an “F” for its “5 Cs”
–
Agrium has considered each of JANA’s flawed assertions
1. Clearly Wrong on Conglomerate Structure
2. Contrary to the Facts on Capital Allocation
3. Confused on Costs
4. Careless with Facts on Controls
5. Cavalier on Corporate Governance
JANA’s Analysis Is Highly Flawed and Contrived

JANA’s break-up analysis is flawed and contrived – and its other ideas would also destroy shareholder value
After failing for months to gain support for its break-up plan, JANA changed course and started arguing that Agrium is poorly managed and has a weak Board
In November, JANA re-branded its argument as the “5 Cs” and attacked Agrium on: “Conglomerate
Structure, Capital Allocation, Costs, Controls, and Corporate Governance”
Agrium has considered each of JANA’s “5 Cs” and gives each of them an “F”. More information on
JANA’s flawed “5 Cs” can be found in Appendix A
Agrium provided shareholders and analysts an in depth review of the flawed Cs during its 4.5 hour
January 28 Analyst Day event.  The presentation is available on the Agrium website:
http://www.agrium.com/includes/Jan._2013_Analyst_Event_Presentation.pdf
Investors, analysts and proxy governance firms should also review Agrium’s updated March 4
Investor Presentation available on the Agrium website:
http://www.agrium.com/includes/Vote_For_The_Agrium_Nominees_March_4_2013.pdf

38
Equity Research Analysts Support Agrium
“JANA has raised broad discussion points, albeit with little specific or intimate knowledge of Agrium Retail in our view, and the burden is on JANA to justify why a change in course could be needed…” – BMO, 1/29/13
“Overall, we believe management convincingly refuted many of JANA's claims after digging into working capital concerns and addressing the need for geographic density, which is a function of high and low service models…Agrium has the best in industry ag-retail management team.” – CIBC, 1/28/13
“Overall, we think that Agrium has done a good job of refuting the issues JANA has presented… we continue to believe Agrium can maximize its share value as one company and that the synergies that would be lost are quite valuable and worth preserving.” – RBC, 1/28/13
“Strong rebuttal by Agrium to JANA: This is the most in depth response Agrium has made publicly to JANA…We continue to view Agrium as an integrated company, which was supported by Agrium's presentation.” – Dundee, 1/29/13

Following our 4.5 hour Analyst Day on January 28, 2013 in New York, analysts strongly supported Agrium’s Board and told shareholders that
Agrium crisply refuted JANA’s flawed “5C” arguments
Analysts also continue to say that JANA has not made the case for a break up
JANA refuses to accept that its simplistic and contrived analysis is not credible and has been proven wrong
Quote from JANA Circular, March 7: “Since JANA's engagement with
Agrium, the company has run a "scorched earth" campaign to fight off value-creating change [, because] Agrium has been unable to refute the value creation opportunities JANA has identified”

JANA’s Campaign Has Zero Credibility

JANA’s Campaign Has Zero Credibility
• JANA’s own actions and ever-changing arguments
illustrate that it has been proven wrong at every turn
• By taking a leadership role with the formulation of JANA’s misguided and flawed analysis, participating with JANA on
countless investor roadshows and agreeing to receive
special compensation directly from JANA, all of JANA’s
dissident nominees:
• Are tied to JANA’s flawed arguments
• Have zero credibility
• Lack the ability to think and act independently of
JANA’s ideas, which would destroy shareholder value

40

JANA’s Campaign Has Zero Credibility (cont’d)
May 2012- February 2013
• When JANA first contacted Agrium last May, it said it was committed to private engagement review of its ideas with Agrium
• However, JANA spent the summer promoting a break up to our competitors,
PE firms, arbitrageurs, analysts and shareholders in an effort to have the company broken up and the pieces sold – all before even publicly announcing its campaign
• In October, JANA then announced that its ideas would create $50 / share, however, by November, it removed any reference to specific value creation because its analysis was rejected
• JANA initially disputed inclusion of comparables such as Brenntag and MSC proposed by Morgan Stanley, yet in November it put forward 2 nominees for the Agrium Board from Brenntag and MSC
• JANA tried to convince shareholders that Retail is valued close to 6x EBITDA within Agrium instead of the 9x based on the sum-of-the-parts analysis
– On February 7, JANA proposed never-before-seen “valuation deductions”
previously made by zero of the 29 analysts covering our stock (See pages 34-35 of our March 4 Investor Presentation)
41

While we view JANA’s entire campaign as misguided, JANA’s campaign should have clearly ended by November after it elected to remove any reference to specific value creation, including the $50 per share of value creation it touted on national TV and at the Value
Investing Congress only weeks before
There is a reason why hedge funds’ ownership in Agrium, other than JANA, has always been in the 2% to 3% range

JANA’s Campaign Has Zero Credibility (cont’d)
February 2013
• Days after reneging at the last minute on a settlement for 1 director, JANA immediately mischaracterized the nature and substance of the talks
• Two weeks later, JANA said in a press release that Agrium shares declined 12%
because of an "entrenchment discount", despite the fact that Agrium declined in line with peers over the same time period on fundamentals
• JANA also declared one of Agrium's new directors is not independent because he received C$30MM from Agrium which, as a matter of public record, is completely false
• JANA has since resumed parading around its 5-member, so-called “dream-team”
dissident slate yet it is asking shareholders to appoint 1 or 2 of its nominees, because it says Agrium lacks independent directors with distribution experience and shareholder focus
• Agrium appointed 2 highly qualified directors with the very experience JANA says
Agrium needs
• Meanwhile, the Boards of JANA's own distribution nominees (MSC, Brenntag) have less distribution experience than Agrium’s and the MSC Board is fraught with conflicts
(e.g., the MSC nominee and his family control 66% of the votes with only 26% of the economic ownership)
• JANA has been on the road meeting with shareholders chaperoned by CLSA, the same conflicted analyst that JANA quotes more than a dozen times in its materials about
Agrium

42

43
JANA’s Campaign Has Zero Credibility (cont’d)
March 2013
• In its March 7 Proxy Circular, JANA effectively admitted that it has been proven completely wrong on several of its arguments
• Specifically, JANA removed / significantly altered the following in its Proxy filing:
– Blamed Agrium for reminding shareholders it is focused on a break up
– Removed the suggestion that working capital would be immediately cut by $700MM and immediately dividend-ed to shareholders
– Removed details of its misguided Retail facility footprint analysis
– Advised shareholders to vote for David Everitt after saying on February
11 that he was not independent and not qualified
– Removed the “12% Entrenchment Discount” after Agrium illustrated that
JANA was deceiving shareholders
– Removed its false claims about the settlement for 1 director after we filed
“Setting the Record Straight”

JANA has removed the majority of its flawed arguments from its proxy intentionally
JANA wants shareholders to lose sight of the fact that it has made many scathing claims and
JANA is seeking to have shareholders believe its entire campaign has been about “What’s the downside in a couple of dissident representatives on the Board?”
been proven wrong

JANA PARTNERS LLC

Agrium: Aim Higher

Vote the BLUE proxy today for JANA's Experienced and Independent Board Nominees

Please visit www.JANAAguAnalysis.com
for more information and updates.

For questions or assistance, please contact Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

Agrium

44 JANA’s Goal Is to Break Up Agrium

In its proxy circular filed on March 7, 2013, JANA accused Agrium of focusing shareholders on the fact that JANA is seeking a break up
Quote from JANA Circular, March
7:
“ Agrium has tried to divert attention from its unrealized value potential with the tired claim that our sole goal is to separate Retail. In truth, we have identified many issues in addition to Agrium’s structure, and are calling for a fair review of this structure to address its undervaluation, rather than the rigged review Agrium conducted. Agrium seeks to focus on this sole issue to divert attention from the full range of value creation opportunities we have raised”
An amazing and hypocritical position after effectively threatening the Agrium CEO only 9 months ago that "Mike could be the hero if Agrium agreed to pursue the break up on its own" and only 5 months after proclaiming on national television that the company should be broken up and that this would help lead to $50 of value creation per share

• Other Notable Observations on JANA’s Proxy:
– JANA told shareholders Agrium’s concerns about the Golden Leash came out of nowhere, despite the fact that removal of the compensation scheme is in the settlement agreement for all to see
– JANA continues to suggest that 9 months has not been enough time to convince shareholders of JANA’s view
– Continues to suggest Agrium is avoiding the debate despite the fact that
Agrium has published very long and detailed presentations, refuting all of
JANA’s arguments and highlighting how weak JANA’s analysis is
– Continues to question the analysis of Morgan Stanley, despite the fact that 1) it is completely aligned with analyst views, 2) is aligned with where
UAP used to trade, 3) is based on an extensive 2 month review and 4)
JANA has never prepared a credible analysis of its own
– Continues to make several assertions about JANA’s strategy to “unlock substantial unrealized value” backed up by no analysis
– Majority of quotes suggesting third party support are from the conflicted
CLSA analyst or have been taken out of context and were from analysts dated prior to Agrium’s January 28 Analyst Day
JANA’s Campaign Has Zero Credibility
March 2013

45

46
JANA’s Value Creation “Switcheroo”
Proposed Value Creation from a Break Up of the Company
JANA’s Theory #1
July 11, 2012
JANA’s Theory #2
October 1, 2012 Change
JANA’s Theory #3
January 23, 2013
JANA’s Theory #4
February 7, 2013
JANA's Proxy
Circular
March 7, 2013
Spin-off Retail ~$28 $15 – $20 < $8 – $13>
Spin-off Potash ~$6 – <$6>
Sub-total ~$34 $15 – $20 <$14 – $19>
Proposed Value Creation from Operating / Capital Cuts
Rationalize Costs $8 $20 +$12
Capital Allocation
and Working Capital
$9 $10 +$1
Sub-total $17 $30 +$13
Total Theoretical
Value Creation
$51 $45 – $50 <$1 – $6>
Despite its “Switcheroo”, JANA’s Ultimate Objective Remains a Break Up

JANA’s value creation thesis has been an ongoing “switcheroo”
In July, JANA asked our Board to break up Agrium into 3 pieces based on the highly contrived view that this would create monumental value for shareholders – ~$34 per share
After realizing our shareholders disagreed with JANA’s valuation, JANA began to significantly change its arguments
On October 1, JANA reduced the value of a break up by about half (down $14 to $19 per share) and effectively back filled this reduction by inflating its upside from cutting costs by 150% or an additional $12 per share – “The
JANA Switcheroo”
After realizing our shareholders still disagreed with JANA, it simply removed all the value creation figures from its materials
On November 19, when JANA announced its Board nominees, it was careful to remove any reference to the $50 of total upside it touted only 7 weeks earlier from its filings
In its January 23, February 7 and March 7 filings, JANA continued to exclude value from a break up and did not present a specific view of the value that might be created from pursuing any of its ideas

47
Working Capital to Revenue (%)
UAP’s Working Capital Ratio Was Higher than Agrium Retail’s and its Margins Were ~300 bps Lower
UAP’s % on
comparable
accounting basis (1)
18 18
17
21
0
5
10
15
20
25
UAP – 2007 AGU NAR – 2007 AGU NAR - 2012
Source: Capital IQ
1. Working capital / sale figures calculated on a fiscal year basis and the reduction in working capital to sales for UAP using 4-4-5 approach for 2006 and 2007 were 458 bps and 368 bps

After we explained the following to shareholders on January 28 and March 4…
Contrary to what JANA told Agrium shareholders, Agrium Retail’s working capital levels for North
America are actually lower than UAP’s were and our margins are approximately 300bps higher (i.e.,
9% margins vs. 6% margins)
This is in spite of the fact that UAP had a different product mix than Agrium (e.g., less fertilizer intensive) that requires less working capital investment
If Agrium ran Retail on the same basis as UAP in 2007, it would destroy over $2.5 billion of shareholder value
…JANA removed the suggestion that it was correct about working capital from its proxy

Retail's Margins Significantly Exceed Ag Retail Peers

EBITDA Margin (%)
2006 margins impacted by Royster acquisition
Agrium doubled Royster's legacy EBITDA in 18 mo.
Commodity Peak
Financial Crisis
12
10
8
6
4
2
0
5.5
8.5
5.5
8.9
5.3
5.4
8.9
5.6
5.6
9.2
5.4
6.1
5.9
8.4
10.2
4.5
7.7
9.0
9.7
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
Royster-Clark (1)
UAP (2)
AGU North America Retail (3)

1. 2005 margin based on LTM 1Q2005 data
2. UAP fiscal period end was February; data shifted to closest calendar year
3. North America Retail EBITDA margin excludes allocation of Corporate G&A. Allocating reported corporate G&A would result in EBITDA margins of 8.6% (2005), 5.6% (2006), 7.9% (2007), 8.7% (2011) and 9.3% (2012)

Retail Margins
(EBIT / Gross Profit)
37%
Margin Decline Despite Growth in Scale
31%
'07 Pro-Forma for UAP Acquisition
2012

Agrium

48 Retail’s Margins Significantly Exceed Ag Retail Peers From JANA’s March 7 Proxy Circular From Agrium’s March 4 Filing

Rather than accept the fact that Agrium Retail is being run well and has attractive margins…
JANA has chosen to simply ignore these facts, which have always been public , and instead has invented an entirely new concept of "margins" by dividing a profit figure by another profit figure (EBIT
/ Gross Profit)
In Agrium's January 28 Analyst Day Event and in our updated Investor Presentation filed March 4, we presented the exhibit above which illustrates that Agrium Retail's margins are 1) highly attractive and
2) have continued to improve
Agrium Retail margins have always significantly exceeded margins of our closest direct agricultural retail peers (Royster-Clark and UAP)
Agrium has rolled up Royster-Clark, UAP, and many tuck-in acquisitions (all with EBITDA margins averaging well below 6%) since 2006 and has successfully increased its total North America margins to over 9%
But JANA continues to ignore the fact that Ag Retail margins exceed our peers
Quote from JANA Circular, March 7: “Despite spending over $4Bn on Retail acquisitions, Agrium has suffered significant margin contraction”

Cavalier on Corporate Governance
• After failing to obtain support for a break up and its other flawed ideas, JANA is now attacking the competency of our Board and management and asking: "Why not add 1 or 2 of our guys to the Board?"
• “Why not?” – Because this Board has done an extraordinary job.  Since initiating its integrated strategy in 2005, Agrium has delivered a return to shareholders of 467%
• “Why not?” – Because Retail is operating extremely well, has created tremendous value and remains committed to continuous improvement
• “Why not?” – Because this Board continuously inserts a fresh perspective through its renewal program
• “Why not?” – Because JANA’s real agenda has been to break up Agrium into 2 or 3 pieces in an effort to see the pieces sold – this and its other ideas have always been flawed and wrong
• “Why not?” – Because JANA’s entire campaign has been filled with ever-changing arguments, analysis rejected by analysts and most recently deceit
• “Why not?” – Because JANA’s directors only have 30 months remaining in their golden leash compensation arrangements
JANA Gets an F For Its “5 Cs”
49

“Why not?” – Because first class, strong-performing companies do not put people on the Board who are committed to impose a flawed strategy and are part of a campaign that has zero credibility
By taking a leadership role with the formulation of JANA’s misguided and flawed analysis, participating with JANA on countless investor roadshows and agreeing to receive special compensation directly from JANA, all of JANA’s dissident nominees:
Are tied to JANA’s flawed arguments
Have zero credibility
Lack the ability to think and act independently of JANA’s ideas, which would destroy shareholder value
JANA’s own actions and ever-changing arguments illustrate that it has been proven wrong at every turn

JANA’s Dissident Nominees Are Not Independent
• JANA’s dissident nominees have agreed to accept
special incentive payments from JANA for serving on
Agrium’s Board
• These payments are structured to incentivize short-
term actions, even if they are taken at the expense of
greater long-term value
• “Golden Leash” arrangement is unheard of in Canada
and creates a clear conflict of interest and refutes the
independence of JANA’s nominees, and their ability to
act in the best interests of the corporation (the
Canadian Legal Standard) objectively
50

JANA has falsely claimed
that its dissident nominees represent "independent voices" who "stand to benefit only to the extent that all shareholders benefit" and that questioning this transparently false position is "a diversionary tactic"
The reality is: JANA has signed agreements with each of its dissident nominees (other than JANA CEO Barry Rosenstein) that will pay each nominee a percentage of JANA's net profits in Agrium shares within a short time frame – 30 months or less
JANA's statements are false in at least two respects:
(i) JANA's dissident nominees cannot reasonably be considered independent given their effective employment with JANA; and
(ii) JANA's dissident nominees are subject to payments from JANA, giving each of its nominees a personal incentive to take short-
term actions without regard to the long-term best interests of the company and its shareholders
This sets up a scenario where JANA's dissident nominees could benefit at the expense of Agrium shareholders
After all, JANA isn’t paying its nominees for nothing. As Mr. Rosenstein told Agrium CEO Mike Wilson in February, when speaking of
JANA’s nominees: “I want someone on the Board I can work with”
Respected and independent Canadian corporate governance experts from the Institute of Corporate Directors, the Clarkson Center
for Business Ethics and Board Effectiveness at the University of Toronto and David Anderson of the Anderson Governance Group,
have all publicly criticized JANA's pay scheme
Dr. Richard Leblanc, governance advisor, has opined that JANA’s nominees would not be independent and their compensation arrangements contravene Agrium’s Code of Conduct

JANA’s Dissident Nominees Are Not Independent (cont’d)
Jana bid raises questions over independence
Calgary Herald – March 13, 2013
In the war of words between Calgary-based fertilized company
Agrium and its activist shareholder, New York-based Jana
Partners, there seems to be no end of effort being made by Jana to shoot itself in the foot. The latest example comes with the
revelation it will pay its nominee directors a slice of the profits when the hedge fund sells its Agrium shares over a three-year period, with the start date being Sept. 27, 2012.
This proposed arrangement would seem to undermine the notion of a director being independent since it suggests the directors would become employees of Jana and are de facto no longer
independent.
By suggesting it will reward the director nominees, Jana ignores a
Canadian rule prescribed by the Ontario Securities Commission -
National Instrument 52-110 - governing director independence.

51

AGREEMENT

THIS AGREEMENT ("**Agreement**"), dated as of February [ ], 2013 is entered into between Agrium Inc., a corporation governed by the laws of Canada (the "**Company**") and JANA Partners LLC (together with its controlled affiliates, including funds it manages, "**JANA**").

1.1 Appointment of Nominees

By no later than 11:00pm on February 11, 2013, the board of directors of the Company (the "Board") shall have appointed Messrs. Mayo Schmidt, David Everitt and [ ] (each, a "Nominee") to serve on the Board from and after the date hereof, and each Nominee shall be nominated by the Company as a director at the annual meeting of shareholders of the Company to be held in 2013 (the "**2013 Annual Meeting**").

[JANA represents and warrants that the Nominee Agreement (as defined in the Schedule 13D (the "13D") filed November 19, 2012 by JANA Partners in respect of its ownership of Common Shares) has been terminated as of the date hereof without any further force or effect, and that neither any First Profit Participation Amount, Second Profit Participation Amount (each as defined in the 13D) nor any other compensation, incentive or otherwise, shall be payable to [ ] by JANA.]

1.2 Covenants

(a) JANA agrees to immediately cease all solicitation activities relating to the 2013 Annual Meeting, including removing its website relating to the campaign against Agrium and all related activities.

Agrium

Agrium Required Removal of Golden Leash as Part of Settlement Settlement Agreement (as of 3:00pm on February 11) 52

In its March 7 proxy filing, JANA falsely claims Agrium only raised concerns about JANA's "golden leash" payments at the last minute
The reality is that in the February settlement agreement and related discussions, Agrium required
JANA's director nominee to terminate his special incentive pay agreement as a condition of joining Agrium's Board
Language addressing this condition is contained on page one of the draft settlement agreement
(shown in the exhibit above) that is available at
www.agrium.com/includes/Jana_Settlement_Filings_20130225.pdf
Agrium took this position because its independent governance expert has opined that a director who receives short-term incentive payments from a shareholder cannot be independent and fulfill his fiduciary duties as defined under Canadian law

53
JANA Has Simply Not Proven its Case
RBC, 3/8/2013
• “We think investors should take a step back, avoid getting bogged down in the fray, and examine the high-level, important issues that will last beyond the next month and truly affect
Agrium’s future”
• “The key issue that should be considered is whether Agrium’s current board and management have done a poor job and, therefore, should be replaced. We think the answer to this question is no”
• “JANA’s ultimate goal remains the splitting of Agrium into two entities...breaking up the company would be risky and could destroy valuable, real, and measurable synergies”
• “We do not think that Agrium suffers from a conglomerate discount given that the two businesses are complementary and we think this should merit a premium, not a discount”
• “JANA implies that Agrium mismanages the Retail segment; we do not share this view”
Scotiabank, 3/8/2013
• “JANA’s credibility is dwindling”
• “Agrium in our view successfully refuted JANA's claims”
• “Agrium has proven: (1) its M&A strategy has generally been successful; (2) it's continuously improving its retail operating metrics; (3) its commitment to return capital to shareholders;
and (4) there is no evidence to suggest that a split up of the company would yield a substantial re-rating of Retail, and would not result in a de-rating of Wholesale”

After 9 months, and with both proxies filed, analysts are advising shareholders that:
JANA is wrong about Agrium
JANA has not proved its case
Shareholders should support the continuation of Agrium's highly successful integrated strategy, led by the current Board and management team and;
Dissident representatives should not be part of the Board

bcIMC Investment Management Corporation

British Columbia Investment Management Corporation
3rd Floor-2940 Jutland Road, Victoria BC, Canada V8T 5K6
Web www.bcimc.com Email communications@bcimc.com
Phone 250.356.0263 Facsimile 250.387.7874

March 15, 2013

bcIMC Supports Current and Improved Agrium Inc. Board

British Columbia Investment Management Corporation (bcIMC) will exercise our shareholder rights in voting for the Agrium Inc. board nominees at the contested annual general meeting on April 9, 2013. (TSX: AGU; NYSE: AGU)

After several meetings with Agrium's management and directors, as well as representatives of JANA Partners and their prospective board nominees, bcIMC has independently concluded that Agrium's current Board provides effective oversight. We also believe that the election of JANA's five nominees will be disproportionate to JANA's seven per cent ownership position.

"bcIMC takes our stewardship responsibilities very seriously, and after careful consideration of both sides, we have determined that JANA's plan is not in the interests of long-term shareholders such as ourselves," said Doug Pearce, Chief Investment Officer / Chief Executive Officer, bcIMC. "In light of the addition of two new directors with agricultural backgrounds, we are comfortable with the current structure of the Board."

Our analysis shows that there is significant value in Agrium's integrated business model which bodes well for the company's long-term prospects. Agrium has performed very well in relation to its peers and the overall market, and the company has a strong commitment to employee safety and the environment, making it a solid long-term investment. It has a highly independent Board and its latest proxy circular illustrates improvements in the area of executive compensation.

bcIMC constructively engages companies, on behalf of our clients, to address environmental, social and governance risk and in so doing, grow the long-term value of the companies. As Agrium continues to be responsive in these areas, we see no need for a change of the board of directors.

Agrium

Shareholders Support Agrium 54

54

Summary
• Agrium has an excellent track record of value creation and stock price performance
• Agrium Retail outperforms the competition in key financial and business metrics
• Agrium is a recognized leader on corporate governance
• Agrium’s Board has the right experience and skills, has been refreshed over the last 5 years, challenges management, is independent and focuses on its fiduciary duties to the corporation
• Agrium has taken JANA's ideas seriously, and has evaluated them with assistance from independent financial advisors and legal counsel
• JANA's ideas are flawed and, if implemented, would destroy shareholder value
• JANA's dissident nominees have accepted a dubious compensation scheme structured to incentivize short-term and potentially high-risk behavior
JANA has not met the burden of proving that board change is warranted
JANA's dissident nominees are not more likely than the incumbent directors to effect positive change

55

Appendix A JANA Gets an “F” for its “5 C’s”

• Agrium is a highly-focused, integrated agricultural
inputs company, not a conglomerate
• Since we initiated our integrated strategy, Agrium
shares have generated a return of 467%
• JANA’s agenda has been to break up Agrium into 2 or
3 pieces in an effort to see the pieces sold
• A break up would destroy rather than create value for
shareholders
• Retail is worth more as a part of Agrium and receives
a multiple of over 9x within Agrium
JANA Is Clearly Wrong on Conglomerate Structure

As illustrated earlier in this presentation, JANA is wrong on the efficacy of Agrium’s structure and wrong on the suggestion that the Company should be broken up into 2 or 3 small pieces 57

• JANA had nothing to do with Agrium’s return of capital in 2012
• Agrium, not JANA, skillfully structured its pending acquisition from
Glencore of the Agri Products business formerly operated by
Viterra, allowing Agrium to return C$900 million of excess
proceeds directly to shareholders through a share repurchase
• This acquisition is an opportunity that Agrium is uniquely positioned to capitalize on because of its integrated strategy
• Agrium began increasing its dividend in 2011 in step with its record growth in earnings and cash flow and its previously stated strategy.
JANA had nothing to do with our record earnings and cash flow
• Agrium will continue to grow its dividend and return excess capital to shareholders
JANA Is Contrary to the Facts on Capital Allocation

58

JANA Is Confused on Costs
• Agrium Retail margins have always significantly exceeded margins of our direct peers in agricultural retail
(1)
• Retail’s expense ratio of 71%
(2)
is in line with the median of public
distribution companies
• Retail’s expense ratio has continued to decline as we reduce the cost structure of acquired companies, focus on continuous
improvement, and leverage our operating network to capture
synergies
• In 1H 2012, before JANA’s campaign, an independent global
consultancy concluded that Agrium’s G&A costs were in or near best quartile
• JANA’s unspecified proposed SG&A cuts would require elimination of more than half of our Corporate SG&A, which makes no sense and would imperil Agrium’s ability to manage its global operations
1. Royster-Clark and UAP, two companies previously acquired by Agrium, are our closest direct agricultural retail peers
2. Includes estimated allocation of Corporate G&A. Excluding Corporate G&A would result in an operating expense ratio for Retail of 69%
59

In October, JANA suggested Agrium could cut well over half of its Corporate SG&A, creating significant value for Agrium shareholders
However the analyst working with JANA now suggests JANA got this wrong and that value would be zero:
"Whatever
opportunity might exist to cut overhead would be offset if two separate corporate structures were implemented for Wholesale and Retail" –
Mark Connelly, CLSA, March 1
As evidenced by its statements and new yet still flawed analysis in its March 7 Proxy Circular, JANA simply refuses to accept that its simplistic, back-of-the-envelope analysis is wrong

JANA Is Careless With Facts on Controls
• JANA has based its allegation that Agrium Retail is poorly managed on a flawed comparison it draws between Agrium Retail and UAP, a company Agrium acquired in 2008
• Agrium’s working capital levels are
lower
than UAP’s were and our margins are
~300bps
higher
even though UAP’s product mix (less fertilizer) required less working capital investment
• If we ran Retail on the same basis as UAP in 2007, it would destroy over $2.5Bn of shareholder value
• Our entire management team has a portion of compensation tied to management of working capital
• In its misguided "outside-in" assessment of Retail’s facilities, JANA proposed massive store closures based on naive "back-of-the-envelope calculations" which fail to consider important factors such as geography, the density and profitability of markets, the needs of growers, and the number and location of facilities owned by our competitors
• Agrium has proactively closed 255 carefully selected stores, including 20% of its
U.S. facilities
• Retail's state-of-the-art systems provide visibility down to single store level, allowing Agrium to make the right operating and closure decisions
60

In its March 7 Proxy Circular, it appears JANA has formally accepted that its deceptive working capital analysis and misguided assertions about facilities is totally wrong
After pushing its arguments in these areas for months, JANA removed these assertions entirely from its Proxy Circular

Cavalier on Corporate Governance
• After failing to obtain support for a break up and its other flawed ideas, JANA is now attacking the competency of our Board and management and asking: "Why not add 1 or 2 of our guys to the Board?"
• “Why not?” – Because this Board has done an extraordinary job.  Since initiating its integrated strategy in 2005, Agrium has delivered a return to shareholders of 467%
• “Why not?” – Because Retail is operating extremely well, has created tremendous value and remains committed to continuous improvement
• “Why not?” – Because JANA’s real agenda has been to break up Agrium into 2 or 3 pieces in an effort to see the pieces sold – this and its other ideas have always been flawed and wrong
• “Why not?” – Because JANA’s entire campaign has been filled with ever-changing arguments, analysis rejected by analysts and most recently deceit
JANA Gets an F For Its “5 Cs”
“Why not?” – Because first class, strong-performing companies do not put people on the Board who are committed to impose a flawed strategy and are part of a campaign that has zero
credibility
61

By taking a leadership role with the formulation of JANA’s misguided and flawed analysis, participating with JANA on countless investor roadshows and agreeing to receive special compensation directly from JANA, all of JANA’s dissident nominees:
Are tied to JANA’s flawed arguments
Have zero credibility
Lack the ability to think and act independently of JANA’s ideas, which would destroy shareholder value
JANA’s own actions and ever-changing arguments illustrate that it has been proven wrong at every turn

Appendix B Review of JANA’s Highly Flawed “Portfolio Weighted Composite”

Agrium’s Performance Over Time
Total Shareholder Return
(1)
1. As of February 13, 2013
73
8
(12)
(39)
94
(60)
(40)
(20)
0
20
40
60
80
100
120
CF Agrium Yara Potash
Corp
Mosaic
Last 5 Years
Last Twelve Months Last 3 Years
Source: Capital IQ
(%)
121
77
38
16
8
(10)
(20)
0
20
40
60
80
100
120
140
CF Agrium Yara Potash
Corp
MosaicIntrepid
(%) (%)
39
23
22
15
0
(4)
(10)
0
10
20
30
40
50
Agrium CF Yara MosaicIntrepidPotash
Corp

63

JANA’s Performance Analysis is Highly Flawed
1) Nobody Uses JANA's Proposed
Methodology.
Despite presenting this concept for 9 months on the
campaign trail, 0 out of 29 analysts use JANA's methodology to track or predict movements in Agrium shares
2)
Weightings:
For any composite (e.g. S&P, TSX), portfolio constituent parts are determined by value contribution, not profit contribution.  JANA's portfolio weightings are based on profit contribution, not value, implicitly assuming all segments are valued at the same multiple. This is flat wrong
3) 1/3 of JANA’s Composite Virtually Uncorrelated to
Ag.
JANA suggests that ~1/3 of the value of
Agrium shares should be precisely correlated with JANA's 5 Member Distribution Composite, which makes no sense
a) For example, when UAP was public, UAP had virtually no correlation with JANA's 5 Member
Distribution Composite, or any other composite of distribution companies
b) In addition, none of the 29 analysts consider expected movements in profit of JANA's 5
Member Distribution Composite to have any relevance for expected movements in the value of
Retail's profitability
4) Overweight
CF:
42% of the value is based on movements in a single peer, which dangerously assumes
CF and Agrium Nitrogen are identical. Even more troubling, JANA failed to isolate the portion of CF's share price movements directly attributable to changes in nitrogen fundamentals (e.g., JANA, also included the value creation impact from deleveraging the CF balance sheet after it levered up at the bottom of the cycle to acquire Terra, significantly overstating the performance of an unleveraged nitrogen asset)

64 JANA created a highly simplistic and contrived approach to suggest Agrium shares have underperformed

✔	✔	✔			
			✔				
		✔	✔	✔			
		✔		✔			
		✔	✔	✔	✔		
		✔	✔	✔			
			✔				
				✔			
				✔	✔		
		✔					
		✔	✔		✔		
			✔				
				✔			
				✔			
				✔			
		✔					
			✔				
			✔	✔	✔		
			✔	✔	✔		
			✔	✔			
			✔	✔			
			✔	✔	✔		
		✔					
				✔			
		✔					
				✔

65
Zero out of 29 Analysts Follow JANA's Portfolio Weighted
Composite Methodology When Setting Share Price Targets
1. Analysis is considered but is not the analyst’s primary valuation methodology
2. JANA’s stated retail peers include Genuine Parts, Grainger, Tractor Supply, Watsco and WESCO
Broker Analyst
Consolidated
EBITDA
Multiple
Consolidated
P/E Multiple
Sum-of-the-Parts
EBITDA Multiples DCF
JANA’s Portfolio
Weighted
Composite
JANA’s Retail Peers
for Earnings
Guidance (2)
AltaCorp John Chu
(1)
Atlantic Equities Colin Isaac
BAML Kevin McCarthy
(1) (1)
Barclays Matthew Korn
(1)
BGC Mark Gulley
BMO Joel Jackson
(1) (1)
Canaccord Keith Carpenter
CIBC Jacob Bout
Citi P.J. Juvekar
CLSA (Credit Agricole) Mark Connelly
Credit Suisse Chris Parkinson
Dahlman Rose Charles Neivert
Desjardins John Hughes
Dundee Carolyn Dennis
Gabelli Amon Wilkes
Goldman Sachs Adam Samuelson
JP Morgan Jeffrey Zekauskas
Macquarie David Pupo
Miller Tabak Tim Tiberio
(1) (1)
Morningstar Jeffrey Stafford
National Bank Robert Winslow
(1)
Piper Jaffray Michael Cox
(1)
RBC Adam Schatzker
(1)
Salman Partners Raymond Goldie
Scotiabank Ben Isaacson
Stifel Nicolaus Paul Massoud
Susquehanna Don Carson
TD Securities Paul D’Amico
UBS Brian MacArthur

The table above summarizes the valuation methodology used by our 29 analysts to set price targets for
Agrium shares
If JANA’s proposed method to assess historical performance had any credibility, it would be used by analysts and investors to predict how Agrium shares will perform in the future
Prior to and post the arrival of JANA, 0 out of 29 analysts covering Agrium shares follow JANA's portfolio-
weighted approach when setting share price targets
In addition, if JANA's retail distribution peer group was of any use as an indicator of performance in agricultural retail, analysts would look to JANA's peer group much the same way that analysts consider movements in nitrogen, potash and phosphate prices when predicting movements in Wholesale
For those analysts that use sum-of-the-parts analysis to set share price targets, an analyst has NEVER said that future movements in the EBITDA or earnings of JANA's retail peer group would have any relevance when trying to determine how Agrium Retail will perform in the future
JANA's share price performance analysis has always been deeply flawed and contrived to produce a result to mislead Agrium shareholders

66
JANA’s Highly Flawed Portfolio Weighted Composite
1. JANA’s Composite is based on annual EBITDA composition (pre-corporate); percentages are based on 2012 EBITDA; Wholesale EBITDA allocated to Nitrogen, Potash,
Phosphate, Resale and Other Wholesale businesses based on gross profit contribution
JANA
Composite
(1)
= 42%
Nitrogen
EBITDA
+ 19%
Potash
&
Phosphate
EBITDA
+ 7%
AAT &
Resale /
Wholesale
EBITDA
+ 32%
Agricultural
Retail
EBITDA
Where:
Nitrogen
= CF
Potash & Phosphate
= Potash Corp and Mosaic
AAT & Resale / Wholesale
= CF, Potash Corp and Mosaic
Agricultural Retail
= A Composite Created by JANA of 5 Non-
agricultural distribution companies
(Genuine Parts, Grainger, Tractor Supply,
Watsco,and WESCO)

JANA has proposed a highly simplistic and contrived approach to assess the share price performance of Agrium
Specifically, JANA has said that each business segment of Agrium should have performed precisely inline with the single peer or peers, as determined by JANA, during a certain historical period

67
Segment
JANA’s Weighting
Based on EBITDA
Contribution
Weighting Based on
Sum-of-the-Parts
Valuation
(1)
Nitrogen / AAT
(2)
49% 26%
Potash / Phosphate 19% 27%
Agricultural Retail 32% 47%
Total 100% 100%
Portfolio Weightings Are Always Based on Value
1. Based on sum-of-the-parts analysis as presented in valuation appendix as of February 13, 2013
2. Based on 42% EBITDA contribution from Nitrogen and 7% EBITDA contribution from AAT & Resale / Wholesale

All market composite indexes (e.g., S&P 500, TSX 30) weight constituents based on value (e.g., market capitalization), not on profitability
If investors viewed Agrium as a portfolio, then investors would construct and track the portfolio based on the actual value of the portfolio components (i.e.,
EBITDA x VALUATION MULTIPLE), not profitability as JANA has suggested (i.e.
EBITDA). Using profitability is wrong because this assumes all components are valued at the same multiple
JANA’s construct has significantly overstated the value of Agrium's Nitrogen business, and therefore the relevance of CF’s share price

68
11
10
7
0
25
50
75
100
JANA's 5 Member Distribution Composite Morgan Stanley's Distribution Composite Full Distribution Composite
(%)
UAP / Public Distribution Company Correlations (R )
(1)
1. Represents correlations between the change in share price of companies above, measured weekly from the beginning of 2005 to the end of 2007
2. JANA’s distribution composite consists of Tractor Supply, Watsco, WESCO, Grainger and Genuine Parts
3. Of the 12 distribution companies in the Morgan Stanley composite, Brenntag and MRC were not public during 2005-2007
4. Of the 30 distribution companies in the complete composite, Brenntag, MRC, Green Plains Renewable Energy, Edgen Group and Wesco Aircraft,were not public during 2005-2007
UAP Had Virtually No Correlation with Public Distribution
Companies
(3)
(4)
(2)
2

On August 2, Morgan Stanley advised the independent directors of the Agrium Board that there are no direct peers for Agrium
Retail in the capital markets today and that the closest public comp would have been UAP
As shown above, when UAP was publicly-traded, movements in its shares had virtually no correlation with movements in:
JANA's 5 Member Distribution Composite
Morgan Stanley's Distribution Composite
The Full Public Company Distribution Composite
This is intuitive as the fundamentals of selling air conditioning parts, auto parts, pool supplies, pet food, hardware products, maintenance equipment, etc., have nothing to do with the fundamentals of a farmer deciding to plant corn, soybeans or wheat, the farmer's demand and price point for fertilizer, natural gas movements, weather patterns, buying patterns of Potash in China/India, etc.
While Morgan Stanley believes investors will examine EBITDA trading multiples of the public distribution companies as a reference for the appropriate multiple for Agrium Retail, it is absurd for JANA to suggest that during the past 1, 3 and 5 years, Agrium Retail should have traded precisely in-line with JANA's 5 Member Distribution Composite, or any other composite of public distribution companies.  Just as it would be absurd to suggest that future movements in Retail’s EBITDA would be highly correlated with sales of auto parts, air conditioning, maintenance equipment and pet food
JANA either does not understand how to value assets in our sector or it is intentionally trying to deceive shareholders

69
62
58
53
46
45
35
30
28
26
36
34
27
26
25
32
20
30
40
50
60
70
Reliance /
Alcoa
Airgas /
Praxair
Beacon /
Owens
Corning
Finning /
Caterpillar
Genuine
Parts /
Johnson
Controls
Reliance Airgas Beacon Finning Genuine
Parts
(%)
Public Distribution Company Correlations (R²)
(1)
1. Represents correlations between the change in share price of companies above, measured weekly over a 2 year period; as of March 8, 2013
Distribution Companies Are Typically More Correlated With
Their Suppliers
Correlations With Suppliers Correlations With Other Distributors
Average R²
vs. Full 30 Member
Distribution Composite
Average R²
vs. Morgan Stanley’s 12
Member Distribution Composite

Share price movements of public distribution companies are more closely linked with their upstream suppliers than other distribution companies across unrelated industries
For example, over the last 2 years, the trading performance of Airgas is 58% correlated (R2) with
Praxair, while only 30% correlated with the Morgan Stanley’s 12 member distribution composite and
27% correlated with the full 30 member distribution composite
Therefore, JANA’s use of 5 selected distribution companies’ trading performance as a proxy for share price movements for Agrium Retail is inappropriate and misleading
Agrium Retail would likely trade more inline with Agrium’s fertilizer peers and other companies in the agricultural sector than a composite of distribution companies spanning a broad range of unrelated industries
It is absurd for JANA to suggest that during the past 1, 3, 5 years, Agrium Retail should have traded precisely in line with JANA’s 5 member Distribution Composite, or an other composite of public distribution companies

Appendix C Detailed Valuation Analysis

Fastenal
Pool
Tractor Supply
Watsco
Beacon Roofing
MSC Industrial
Grainger
Flowserve
Airgas
Wolseley
Brenntag
Electrocomponents
Wesco Aircraft
Genuine Parts
WESCO
UAP
Applied Industrial
MRC
McKesson
AmerisourceBergen
Owens & Minor
Anixter
Reliance Steel
Finning
Cardinal Health
Arrow Electronics
Green Plains
Edgen Group
Tech Data
Ingram Micro
Avnet

71
• There are over 30 relevant public distribution companies spread across a range of industries.  However, none are in
Ag
• In its analysis, Morgan Stanley selected 12 of the more highly valued companies which it continues to believe the market will use as a reference point when considering the appropriate EBITDA multiple for Agrium Retail
12.8
11.9
11.3
10.7
10.6
10.3
10.1
9.7
9.4
9.3 9.3
9.1
8.9 8.9 8.9
8.5
8.3
8.0
7.9
7.8
7.4
7.2 7.2
6.9
6.7 6.7
5.6
5.4
5.2 5.2
18.0
0.0
3.0
6.0
9.0
12.0
20.0
Enterprise Value / 2013E EBITDA
(1)
1. As of February 13, 2013
2. Average UAP NTM EBITDA multiple from 3/1/2005 to 12/2/2007
Source: Capital IQ
x
Morgan Stanley’s 12 Member Composite
Other Public Distribution Companies
There is a Broad Sea of Public Distribution Companies
Median Multiples
JANA’s 5 Member Distribution Composite: 10.3x
Morgan Stanley’s 12 Member Distribution Composite: 9.5x
30 Member Distribution Composite: 8.7x

There are over 30 public distribution companies spread across a range of sectors; e.g., hardware, aircraft parts, auto parts, technology, chemicals, materials, industrials, etc.
However, unlike Agrium Retail, none of these companies distribute agricultural retail products or anything remotely close
In its analysis for the Agrium Board, Morgan Stanley selected 12 of the more highly valued companies which it believes the market would use as a reference point when considering the appropriate EBITDA multiple for Agrium
Retail, including companies like Airgas, Brenntag, Beacon, Reliance and MRC, that distribute basic materials and have some commodity price risk like Agrium Retail
Morgan Stanley also added additional industrial names like Applied Industrial, MSC and WESCO
The median multiple of companies selected by Morgan Stanley is 9.5x, higher than the 8.7x median for the full composite, close to UAP’s average multiple when it was public
To date, JANA has not presented a single page of analysis to support its 5 member composite, and it has never explained why the market would ignore all of the other 25 public distribution companies, including Brenntag and
MSC

Tractor Supply
Beacon Roofing
Grainger
Fastenal
Watsco
Pool
MSC Industrial
AmerisourceBergen
Airgas
Genuine Parts
McKesson
WESCO
Flowserve
Applied Industrial
Tech Data
Electrocomponents
Reliance Steel
Arrow Electronics
Owens & Minor
Cardinal Health
Anixter
Avnet
Ingram Micro
Finning
Wolseley

72
315
227
180
162
147
131
127
123
90
89 88
74 74
65
57
50
22
20
17 16
10 9
(1)
(8)
425
(100)
0
100
200
300
400
500
1. As of February 13, 2013
2. Brenntag and MRC were not public 5 years ago
3. Green Plains Renewable Energy, Edgen Group, and Wesco Aircraft were not public 5 years ago
Source: Capital IQ
%
JANA’s Selected Distribution Peers Significantly Outperformed
Full Distribution Universe
Morgan Stanley’s Distribution Composite
Other Public Distribution Companies
5-Year Total Shareholder Return – Public Distribution Companies
(1)
JANA’s Distribution Composite
JANA’s 5 Member Distribution Composite: +198%
Morgan Stanley’s Distribution Composite
(2)
: +169%
Full Distribution Composite
(3)
: +100%

In its portfolio-weighted share price analysis, JANA has selected peers that outperformed the full distribution composite by a ratio of 2:1
JANA accused Morgan Stanley of “running a rigged review” yet the exhibit above clearly indicates the Morgan Stanley composite includes most of the top performing stocks, including the 5 selected by JANA
To date, JANA has not presented a single page of analysis to support its
5 member composite, and it has never explored why the market would ignore the other 25 public distribution companies, including Brenntag and MSC

73
9.3x
9.7x
10.3x
10.6x
10.7x
11.3x
11.9x
8.9x
8.9x 8.9x
8.5x
8.3x
7.2x
0
5
10
15
Reliance
Steel &
Aluminum
MRC Applied
Industrial
UAP WESCO Genuine
Parts
Brenntag Airgas Grainger MSC
Industrial
Beacon
Roofing
Watsco Tractor
Supply
Retail Valued In-line With Public Distribution Companies
Source: Capital IQ
1. Trading multiples based on February 13, 2013 market data
2. Heating, ventilation, air conditioning / refrigeration
3. Maintenance, repair, and operations
4. Multiple implied by 3 month average share price: 8.6x
Electrical
MRO (3)
Industrial
Gases
Industrial
MRO (3)
Oilfield
Services
Metals Roofing
Materials
Chemicals Auto
Parts
HVAC/R (2) Livestock,
Pet and
Hardware
Industrial
MRO (3)
Industrial
MRO (3)
Median: 9.5x
Enterprise Value / 2013E EBITDA
(1)
Agrium
Retail
9.2x
(4)
• Retail valued in the low 9s within Agrium, in-line with the public company average
Ag Retail

Agrium is currently receiving a multiple of 9.2x for Retail within Agrium, in-line with 9.5x median of
12 public distribution companies selected by Morgan Stanley
On August 2, Morgan Stanley advised the Agrium Board there are no direct peers for Retail in the capital markets today
Morgan Stanley continues to believe the closest public comp would have been UAP
(1)
, which has
not been public for 5 years.  When it was public, UAP traded at an average EBITDA multiple in the high 8s
Morgan Stanley believes investors would evaluate a broad universe of distribution companies, including the 12 public companies illustrated above, when considering the trading value of Retail as an independent public company, including companies distributing basic materials, such as chemicals and other commodities, along with industrial distributors
JANA initially disputed inclusion of public companies such as Brenntag and MSC proposed by
Morgan Stanley, yet it has since put forward 2 nominees for the Agrium Board from Brenntag and
MSC.  JANA has never reconciled this
Notes
1. UAP went public on 11/22/2004 with a market capitalization of ~$800MM, meaning UAP was smaller than many of the peers JANA has complained about, and remained majority controlled by Apollo at IPO.  Apollo had previously acquired UAP in an LBO

74
Retail Valued Above Analyst Targets Within Agrium
Analyst Sum-of-the-Parts Retail Multiples
(1)
Source: Capital IQ
1. Date reflects most recent date of published report including Retail multiple. Excludes analysts that have discontinued coverage
2. Implied by 2014E Retail EBITDA (8.8x for BGC, 8.5x for Dundee and 8.5x for Scotia)
3. Estimated using methodology from 11/12/12 report and most recent price target and 2013E EBITDA by segment
4. Midpoint of SOTP retail multiple range
5. 2014E EBITDA multiple; Unable to imply 2013E due to limited information
6. Multiple implied by 3 month average share price: 8.6x
10.0x
9.5x
9.0x
8.9x
8.7x
8.5x
8.5x
8.3x
8.5x
8.0x 8.0x
7.5x 7.5x
7.4x
6.0x
9.0x
10.4x
0
5
10
15
Alta
(10/2/12)
National
Bank
(8/14)
Barclays
(1/30/13)
CLSA
1/31/13
Gabelli
(11/8/12)
UBS
(1/28/13)
RBC
(8/15/12)
BAML
(1/29/13)
BMO
(1/29/13)
GS
(1/28/13)
Scotia
(1/29/13)
Dundee
(1/29/13)
Citi
(1/29/13)
Piper
(12/2/12)
Miller
Tabak
(8/3/12)
SIG
(1/28/12)
BGC
Alta
10/2/12
CLSA
3/1/13
Barclays (3)
1/30/13
National
Bank
8/14/12
UBS
2/22/13
RBC (4)
8/15/12
BAML
2/28/13
GS
1/28/13
Scotia (2)
2/25/13
Piper
12/2/12
Miller
Tabak
8/3/12
Susq.
3/4/13
BGC (6)
3/5/13
Dundee (2)
2/25/13
Citi (5)
3/14/13
Median: 8.5x
BMO (4)
2/24/13
Gabelli
11/8/12
Agrium
Retail
9.2x
(4)

JANA continues to refer to the review overseen by the independent directors of Agrium as
“perfunctory”, “rigged” and “completed at midnight,” which is completely false.
Meanwhile JANA has never presented a single piece of credible analysis supporting any aspect of its valuation ideas and it continues to pretend published analyst views on Retail do not exist
The analyst community has spent the last 7 months (longer for those analysts that received JANA’s analysis prior to JANA going officially public) considering JANA’s arguments for a break up and JANA’s views on valuation
Analyst “target” multiples for Retail have always been clustered in the 8-9x range
Agrium is currently receiving a multiple of 9.2x for Retail within Agrium, above the analyst median

75
9.4
8.4
7.5
5.0
4.3
0.0
4.0
8.0
12.0
Potash Intrepid Mosaic PhosAgro CF
Potash Peers Phosphate Peer Nitrogen Peer
(58% Potash) (57% Potash / 43% Phosphate) (3) (87% Phosphate) (4) (94% Nitrogen)
(100% Potash)
Potash / Phosphate
Peer
2012 Gross
Profit
Contribution:
Enterprise Value / 2013E Consensus EBITDA (x)
(1)
Nitrogen Phosphate Potash Other
(2)
Wholesale Trading Multiples
• Peer multiples suggest Agrium Wholesale would likely trade independently in the mid 5s today, but following a break up there is some risk it could trade closer to a pure nitrogen multiple
Source: Capital IQ
1. As of February 13, 2013
2. Potash presented on a “gross basis.” Adjusting for its unconsolidated equity portfolio, Potash is only trading at ~7.0x
3. Gross profit contribution for twelve months ending November 30, 2012
4. 2011 gross profit contribution; 2012 figure not available

Wholesale peer trading multiples suggest Agrium Wholesale would likely trade independently in the mid 5s today, a little more than a full turn above a pure nitrogen multiple (e.g., CF’s 4.3x multiple)
In its original paper to Agrium, JANA exclusively used “target” multiples from the single analyst with the highest target values, and ignored actual trading values
Since that time, JANA has not presented a single page of analysis on the value of
Wholesale and / or an assessment of the valuation of the Wholesale peers despite the fact that Wholesale comprised 66% of 2012 EBITDA
Given that the majority of Wholesale EBITDA comes from nitrogen, we also believe there is risk Wholesale could trade down close to a pure nitrogen multiple
Therefore, a break up could result in combined trading values of Retail and
Wholesale (as separate publicly traded companies) that are lower than Agrium’s share price today, destroying shareholder value

76
$ billion, unless otherwise noted
Agrium Share Price as of February 13, 2013 $112.16
Market Capitalization
(2)
16.7
Enterprise Value
(3)
18.5
Less: Value of Segments Based on Peer Trading Multiples
2013E EBITDA
(4)
2013E Peer
Multiple
(5)
Segment
Value
Nitrogen / Other
(6)
$1.1 4.3x
$4.8
Potash
(7)
0.4 8.9x 3.4
Phosphate 0.3 6.0x 1.6
Wholesale 1.8 5.6x 9.8
Implied Current Value of Retail Within Agrium $8.7
Implied 2013E EBITDA Multiple for Retail 0.9 9.2x
Break Up Would Destroy Value
Retail is worth more as a part of Agrium and receives over a 9x multiple within Agrium
(1)
1.
2.
3.
4.
5.
6.
7.
Multiple implied by sum-of-the-parts analysis based on Agrium share prices, Wholesale peer multiples and consensus analyst EBITDA estimates as of February 13, 2013
Assumes fully diluted share count of 149.3 million
Agrium net debt balance adjusted for impact of C$900 million share repurchase
Segment EBITDA breakout based on consensus 2013E total Agrium EBITDA (net of corporate costs) and applying a percent allocation based on brokers that forecast 2013E
EBITDA by segment / nutrient; percent allocation is as follows: 40% Nitrogen / Other; 10% Phosphate; 15% Potash; 35% Retail
Nitrogen / Other multiple based on CF; Potash multiple based on average of Potash Corp and Intrepid; Phosphate multiple based on PhosAgro and Mosaic less 0.5x
Other includes AAT and Distribution / Resale
On a gross basis, Potash Corp trades at 9.4x 2013E EBITDA and net of its unconsolidated equity investment portfolio (SQM, ICL, APC, Sinofert) it trades at 7.4x;
In our sum-of-the-parts analysis we have conservatively used the gross multiple of 9.4x; Use of the adjusted multiple of 7.4x would reduce the implied value of Wholesale and further raise the implied multiple we are receiving for Retail within Agrium

A break up would destroy value, rather than create it, even before consideration of dis-synergies and other risks related to splitting the Company
Retail is worth more as a part of Agrium and receives over a 9x EBITDA multiple within Agrium, based on median analyst estimates and actual trading multiples of our Wholesale peers
If Wholesale were to be valued at 5x within Agrium (e.g., a half-turn closer to a nitrogen multiple of
4.3x), Retail would be currently receiving close to a 10x multiple within Agrium
In its October 1, 2012 presentation, JANA lowered the value of a break up from $34 per share by half to $15 to $20 per share
To create $20 per share of value, the EBITDA multiple for Retail would need to expand by more than
3x
JANA has provided no analysis to suggest how this value could be achieved

Illustrative Wholesale Trading Value – Based on 2013E EBITDA Multiple

CF Industries

Agrium

Agrium

77
Break Up Would Destroy Value
Wholesale and Retail Are Worth More Together
(1)
Sensitivity Analysis Illustrating the Value Increase / (Decrease) From the Current Share Price Resulting From a Separation
($ / Share)
1. Multiple implied by sum-of-the-parts analysis based on Agrium share prices, Wholesale peer multiples and consensus analyst EBITDA estimates as of February 13, 2013
2. Implied Agrium Wholesale sum-of-the-parts multiple from page 19 of March 4 presentation
Implied Wholesale
(2)
Value Destruction Before Consideration of Dis-synergies From Separation
Illustrative Retail Trading Value – Based on 2013E EBITDA Multiple
8.50x 8.75x 9.00x 9.25x 9.50x
4.3x
($20) ($18) ($16) ($15) ($13)
4.5x
($17) ($16) ($14) ($13) ($11)
5.0x
($12) ($10) ($8) ($7) ($5)
($5) ($3) ($2) $0 $2
5.6x

As illustrated above, a break up would destroy value, rather than create it, even before consideration of dis-synergies and other risks related to splitting the Company
Therefore, a break up could result in combined trading values of Retail and Wholesale (as separate, publicly-traded companies) that are lower than Agrium’s share price today, destroying shareholder value, even before consideration of dis-synergies from a separation
Consistent with its practice of making unsubstantiated claims, in its Proxy Circular filed March 7, JANA said: “Analysts peg Agrium's sum-of-the-parts discount at ~$20 per share”
JANA provided no reference to an analyst or group of analysts with this view. The reality is, other than CLSA in its report on March 1, there has not been a single analyst report that suggests a separation of Wholesale and Retail would create ~$20 per share of value.  Normal course analyst 12-month share price targets published by analysts relate to Agrium as currently configured and are not break-up valuations

78
JANA Has Been Wrong Before and Destroyed Value
Peers
(2)
+28%
1. Combined share price of TNT Express + PostNL post-separation
2. Average of selected peers (UPS, FedEx and Deutsche Post)
Source: Capital IQ; Company Filings
TNT +
PNL
(1)
(68%)
AEX
+5%
TNT NV
(Pre-Separation)
TNT Express + PostNL
(Post-Separation)
(1)
Relative Trading Performance
Since Day Prior to Announcement of Separation
Indexed to 100
0
20
40
60
80
100
120
140
7/30/10 10/29/10 1/28/11 5/3/11 8/2/11 11/1/11 2/1/12 5/7/12 8/6/12 11/5/12 2/13/13
TNT Express
Separation
5/26/2011
UPS Transaction
Leak
2/16/2012
UPS Transaction
Announcement
3/19/2012
UPS Transaction
Termination
1/14/2013
Separation
Announcement
8/2/2010

JANA’s breakup ideas have destroyed value for shareholders when adopted in a similar situation
For example, JANA successfully pressured TNT, an international express and domestic mail delivery services company based in the Netherlands, to break itself into two standalone businesses
JANA’s strategy was a clear failure for TNT shareholders, as evidenced by the 68% decline in shareholder value since the announcement of the separation, compared to:
An increase in value of 28% for a composite of TNT’s peers (UPS, FedEx and Deutsche Post)
An increase of 5% for the AEX Index, a stock market index composite of Dutch companies that trade on Euronext Amsterdam

Appendix D Agrium Overview

A World Leader in
Innovative Controlled-
Release Fertilizers
A Leading Producer of
NPK Products: 9 MMT
Capacity
A Major Global Fertilizer
Distributor: Over 3 MMT
Annual NPK Volumes
The 3 Largest
Nitrogen Producer
Globally
The Largest Global Ag
Retailer Spanning Three
Continents
Nitrogen
>5mmt capacity
Potash
& Phosphate
>3mmt capacity
A Leading Retailer with Seed
and Crop Protection Product
Sales of Over $5-Billion
Agrium: A Leading Global Provider of Agricultural Inputs
rd

80

Our Integrated Strategy Provides Superior Value
Superior Shareholder Returns:
• Operating synergies contribute over $750-million in shareholder value
• Value-added growth opportunities
(Viterra, Royster-Clark, Tetra Micronutrients)
• Countercyclical cash flow generation
• Incremental debt capacity of over $750-million and lower cost of capital
• Unparalleled market intelligence
• Return of capital through increased dividends and share repurchases

81

Other
$3
Potash
$137
Phosphate
$50
Nitrogen
$424
(Millions of USD)
Retail
$113
Nitrogen
$1,233
Phosphate
$205
Potash
$353
PfR & Other
$149
(Millions of USD)
Retail –
Nutrients &
Other
$503
Retail – Crop
Protection &
Seed, $448
AAT $43
*Figures in pie charts based on full-year EBITDA for 2005 and 2012, excluding other inter-segment eliminations. Wholesale and Retail segment EBITDA is approximated using a proportional allocation of each segment as a percentage of gross profit for 2012. Data for 2005 is presented in accordance with previous
Canadian GAAP.
2005 EBITDA
$646-million
2012 EBITDA
$2.7-billion
Growing a Balanced Earnings Profile

82

South America
San Martin
San Nicolas
Import Terminal
(Profertil)
Bahia Blanca
(Profertil S.A.)*
Europe & Africa/Middle East
Wetherby
Immingham
Ipswich
Buchholz
Emden
Lubeck
Rostock
Ghent
Antwerp
Brussels
Rouen
Reims
Thiersheim
La Pallice
Bordeaux
Angoulême
Sete
Ravenna
Livorno
Castillon
Valencia
Galati
Braila
Pleven
Dobrich
Varna
Damietta
(MOPCO)**
North America
Roma
Redwater
Fort Saskatchewan
Joffre
Calgary
Carseland
Standard
Watson
Kamloops
Granum
Vanscoy
Clavet
Ft Macleod
Bloom
Kapuskasing
Kennewick
Leal
Conda
Garner
Early
Marseilles
Niota
Meredosia
North Bend
Homestead
West Sacramento
Denver
Mt. Vernon
Paducah
Lynchburg
Florence
Borger
Americus
Tifton
Bainbridge
* Profertil S.A. is 50 percent owned by Agrium Inc. and 50 percent owned by Repsol YPF, S.A. in Argentina.
** 20 percent interest in MOPCO in Egypt.
Nitrogen production
Solution production
Phosphate production
Phosphate mine
Potash production
Potash mine
Granulation production
Ammonia pipeline system
Anhydrous ammonia storage
Solution storage
Dry storage
Blend storage
Engro distribution
U.S. sales office
Wholesale head office
Agrium Europe subsidiary/sales office
Agrium Europe head office

Agrium

* Profertil S.A. is 50 percent owned by Agrium Inc. and 50 percent owned by Repsol YPF, S.A. in Argentina ** 26 percent interest in MOPCO in Egypt. Agrium Wholesale 83

83

• 2012 Results: $5.5-billion in sales & 1.9-billion in EBITDA
• Nutrient capacity: N=5.5mmt , K=2.0mmt , P=1.2mmt
• Wholesale has in-market delivered price and/or cost advantages across all three nutrients and a major global distribution business:
– Alberta gas advantage versus NYMEX and much of the rest of the world (East & West Europe, China)
– In-market freight (net price) advantage in nitrogen & phosphate
– World-scale, high quality/low-cost potash, with 50% capacity expansion project currently underway
• Integrated ammonia production & low-cost sulfur in phosphate
• Diverse portfolio of production assets and significant growth initiatives to expand capacity (specifically nitrogen and potash)
Agrium Wholesale: Strengths

84

Nitrogen: Agrium’s Natural Gas Advantage
• European and Chinese capacity near the top end of the global cost curve and accounts for a significant portion of global nitrogen production and trade
• North American nitrogen producers are near the bottom of the global cost curve particularly after adjusting for the cost to deliver to end market
* These countries account for over 50% of global N production and over 20% of global urea trade
Source: Agrium, Fertecon, CRU
0
50
100
150
200
400
300
350
400
450
Gas Cost
$USD/tonne
Other Cash Cost Freight to Port Export tax @ $390-/mt Ocean Freight
W. Canada
(@ $3.00/MMBtu
Gas)
U.S. Gulf
(@ $3.25/MMBtu
Gas)
Ukraine
(@ $7/MMBtu
Gas)
China Gas China
Soft Coal
W. Europe Hub
(@ $10.25/MMBtu
Gas)
China
Anthracite
W. Europe
Formula
(@ $13.25/MMBtu
Gas)
Ukraine
(@ $13/MMBtu
Gas)
4%
3%
% Urea Exports
% N Capacity
5%
6%
2%
2%
9%
1%
4%
3%
6%
24%
2%
2%
1%

85

0
20
40
60
80
100
2008 2009 2010 2011
Potash: Strengths & Competitive Advantages
• Agrium has a low-cost production profile with 2 mmt of potash capacity at our facility at
Vanscoy, Saskatchewan (expanding to 3 mmt of capacity by 2H14)
• High historical operating rate with a balanced sales mix (approximately 50% of our potash sold domestically and 50% marketed through Canpotex into major international markets)
(1)  Operating rates reported on a fiscal year basis that differs from the calendar year have been adjusted where necessary for comparability
Source: Agrium, Mosaic and PCS company reports/filings
Potash Operating Rates
Agrium Peer Group Average
(% of Nameplate Capacity) (1)

86

Phosphate: Strengths & Competitive Advantages
• Agrium’s two phosphate facilities are located in Idaho (Conda) and Western Canada (Redwater), with a total of 1.2 mmt capacity
• We benefit from integrated ammonia and low-cost sulfur at Redwater, as well as integrated phos rock at Conda; we also benefit from an average in-market price advantage of ~ $70/mt over Florida MAP/DAP prices
• Under the new OCP rock contract that will begin supplying Redwater in 2H13, our phosphate margin advantage during the first nine months of 2012 would have been reduced, but average margins would have remained above our peer group
1. Proxy peer group comprised of 2012 Q1-Q3 reported actuals
2. CF DAP is as per average of Green Markets, FMB and Fertecon reported pricing
Source: Agrium, Mosaic, PCS, CF company reports/filings
$187
$119
0
100
200
300
Phosphate Margin Per Tonne
2012 Q1–Q3 results $50/mt DAP Price
Downside Scenario
$USD/tonne
$50/mt DAP Price
Upside Scenario
Peer
Average
Proxy
Peer
Proxy
Peer
Agrium
Estimate
w/ OCP
Contract
Agrium
Estimate
w/ OCP
Contract
Agrium
Estimate
w/ OCP
Contract
Agrium
2012 First
Nine Months
Results
CF DAP
$531/mt

87

North America
South America
Australia
British Columbia
Alberta
Saskatchewan
Manitoba
Ontario
Quebec
Labrador
P.E.
N.B.
Canada
United States
Washington
Oregon
Idaho
Montana
North Dakota
South Dakota
Minnesota
Wisconsin
Wyoming
Nevada
Utah
Colorado
Nebraska
Iowa
Illinois
Ohio
Missouri
Kansas
Kentucky
California
Arizona
New Mexico
Oklahoma
Arkansas
Tennessee
MS
Alabama
Georgia
Texas
Florida
Maine
N.H.
N.Y.
C.
R.I.
P.A.
Del.
W.V.
Virginia
North Carolina
South Carolina
Hawaii
Mexico

Agroservicios Pampeanos (ASP)

Crop Production Services (CPS)

Landmark

Agrium

Agrium Retail Today 88

88

• 2012 Results: $11.5-billion in sales & $951-million in EBITDA
• Largest global agricultural retailer with an unrivalled distribution network spanning three continents – North America, South
America and Australia
• Balanced sales portfolio: Crop Nutrients ($5.1-billion), Crop
Protection ($3.9-billion), Seed ($1.2-billion), Merchandise ($524-
million), Services and other ($718-million)
(1)
• Significant growth potential across all regions, products and services, including private label & proprietary product offerings
Agrium Retail: Strengths
1.  Based on 2012 sales
Source: Agrium

89

Agrium Strategy: Grow Across Value Chain
34%
8%
29%
29%
(% Incremental EBITDA)
Targeted EBITDA Growth to 2015
Viterra
Australia
Improvements
Organic
Growth
(1)
Tuck-In
Acquisitions
1. Organic growth includes efficiency programs
Retail 2015 EBITDA target:
$1.3-billion
– Aggressively grow seed business
– Loveland/private label
– Tuck-ins to fill in key market areas
– Further optimization/leverage of the
entire network
91
Wholesale Growth:
Incremental targeted EBITDA  of $770-million*
from identified brownfield projects
– Major potash brownfield expansion project on time
and budget for 2014 start up
– Brownfield  expansion opportunities in NA
– Evaluating potential NA greenfield opportunity
AAT Growth
– Focus on continued growth in ESN opportunities
*Based on 2011 average benchmark pricing; Wholesale projects stated at full-year run rate
($MM)
EBITDA
0
500
1,000
1,500
2,000
2,500
3,000
2012 Actuals Planned Projects
by 2016
Potash brownfield project
Nitrogen brownfield projects
Other growth projects
PFR + Sulphate + Other
Phosphate
Potash
Nitrogen

90

Crop
Production
Services
CPS
Hoopeston Facility

Agrium

Bulk Fertilizer and Custom Blending Overview of Agrium Retail 91

The above photos show typical fertilizer bulk storage and blending equipment and buildings.  A large portion of the fertilizer we sell is custom blended for our customers based on the crops they are planting and the fertility of their soil

Bulk Chemical Storage Automated Liquid Blending Controls Bulk Liquid Fertilizer Storage Overview of Agrium Retail 92

The  above  photos  depict  typical  liquid  fertilizer  blending  equipment  and  bulk
chemical  storage  at  a  branch.    Similar  to  dry  fertilizer,  a  significant  portion  of our  sales  are  custom  blended  to  meet  customers’ specific  needs

Service Intensive, Specialized Application Knowledge
Anhydrous Ammonia Storage and Nurse Tanks
Ammonia Load Out System
Custom Ammonia Application Equipment Twin 1,500 Gallon Ammonia Nurse Tanks
Overview of Agrium Retail
93

Ammonia is a key fertilizer product for the Pacific Northwest, Western Canada and the
Corn Belt.  It is a product that requires specialized equipment and handling procedures.
We are experts in the application of ammonia and offer application services, which makes it safer for the grower.  Shown above is the typical equipment utilized for handling and application of ammonia at branches in these market areas

Bulk Seed Bins One Ton Seed Bags Seed Treater Bagged Seed Overview of Agrium Retail 94

Seed continues to be one of the fastest growing parts of our Retail business and is expected to double over the next five years.  As shown, seed is handled in sizes from smaller bags to bulk depending on the crop and farm size in the market.  Seed treatment is also a growing service that we provide.  This service involves applying chemicals to seeds pre planting to protect them from pest and disease
DynaGro is our private label seed brand.  It is a top ten brand in the U.S. which differentiates us from our competitors

TSC
TRACTOR SUPPLY CO
SATISFACTION GUAR
WHERE AMERICA'S FARMERS SHOP

WELCOME TO THE
Airga
SAFETY ZONE

GIVE
TSC

LITTLE
TSC
GIVE

Airgas

Agrium

We Are Not… Tractor Supply Airgas 95

95 As you can see, Agrium Retail is considerably different than farm supply or industrial gases

GRAINGER

MSC Industrial Supply Co.
380 West Dussel Drive

NAPA
AUTO PARTS

GRAINGER
Paint & Supplies

Agrium

Genuine Parts Grainger MSC Industrial Nor Are We… 96

And Agrium Retail is considerably different than what might be considered industrial distribution
The public distribution companies have very different business models and facilities than agricultural retail
We do not have department stores or consumer products which for some of the companies is central to their business model

Appendix E Overview of Public Distribution Companies

WELCOME TO THE
SAFETY ZONE

Airgas

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Safety Products (14040)
Airgas is one of the largest safety distributors in the U.S. We have over 500 safety specialists integrated into our national network of nearly 800 locations to meet your safety needs. With over 30,000 items in categories such as Clothing, Environmental, Ergonomics, Head, Eye and Face Protection, Fire Equipment, Fall Protection, First Aid, Footwear, Gloves, Hearing Protection, Monitors and Calibration Equipment, Respiratory Protection and Area Protection, all of your safety needs can be met here!
CLOTHING
Chemical Clothing
Disposable Clothing
Flame Retardant Clothing
Leather Clothing
Rainwear
View All
ENVIRONMENTAL
Sorbents & Clean-Up
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Abatement Poly Items
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View All
ERGONOMICS & FALL PROTECTION
Personal Ergonomics
Anti-Fatigue - Floor Matting
Fall Protection
HEAD, EYE & FACE PROTECTION
Hardhats & Caps
Headgear & Faceshields
Safety Glasses
Safety Goggles
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View All
FIRE EQUIPMENT
Fire Extinguishers
FIRST AID
Eye & Body Wash
First Aid Kits
Skin Care
Wound Care
Electrolyte Replenishment & Accessories
View All
FOOTWEAR
Boots
Boot & Shoe Accessories
GLOVES
Cotton Canvas & Jersey Gloves
Cut Resistant Gloves
Disposable Gloves & Finger Cots
Welders Gloves
Drivers Gloves
View All
HEARING PROTECTION
Earmuffs & Bands
Earplugs
MONITORS & CALIBRATION EQUIPMENT
Calibration Equipment
Gas Monitors & Sensors
Sampling Tubes & Pumps
Other Instruments & Accessories
RESPIRATORY PROTECTION
APR Masks, Cartridges & Filters
Disposable Masks
PAPR
PAPR - Welding Helmets
S.C.B.A.
View All
AREA PROTECTION
Barricades & Fencing
Safety Signs
Safety Labels & Tags
Lockout & Tagout
Traffic

Agrium

Airgas (NYSE:ARG)
Business Model
Products / Industry
Industrial Gases
Commodity Price Risk
Store Model
Storefront
Market Share / Degree of Consolidation
1. Sales by product as provided in company presentation dated 11/15/12
2. Other includes Other, Filler Metals, Ammonia / Refrigerants, Specialty Gas, CO2 / Dry Ice and Equipment
41%
29%
13%
8%
9%
Industrial
Safety Products
Other (2)
Facilities
Products
Sales By Product
(1)
Bulk
Medical
98

Airgas distributes primarily industrial, medical and specialty gases in the US but is also involved in the distribution of welding consumables and equipment, safety products, construction supplies and maintenance and repair supplies as well as the rental of gas
Airgas is headquartered in Radnor, PA
The business has 15,000 employees
Airgas sells its products to over 1 million customers at approximately 875 locations

APPLIED.COM
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Applied carries the products to minimize downtime.
Adhesives & Sealants
Adhesives
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Actuators
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Profile Rail Bearings
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Shafting
Bearings
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Lubrication Products & Equipment
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Material Handling
Belt Conveyor Components
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Hand, Power & Analytical Tools
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Mops, Brooms & Brushes
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O-Rings
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Registered User Login
Hydraulic Fittings

Agrium

Applied Industrial Technologies (NYSE: AIT)
1. Sales by product calculated for last twelve months as provided in 10Q for period ending December 31, 2012
Service Center
Based Distribution
Fluid Power Products
Products
Business Model
Products / Industry
Industrial MRO
Commodity Price Risk
Store Model
Warehouse
Market Share / Degree of Consolidation
Facilities
Sales By Product
(1)
72%
28%
99

Applied Industrial Technologies distributes industrial products for maintenance, repair and operational needs of machinery and equipment in the US, Canada and
Mexico
Applied Industrial Technologies is headquartered in Cleveland, OH
The business has over 4,800 employees
Applied Industrial Technologies sells its products at over 470 locations

Beacon Roofing Supply, Inc.
Residential Roofing
Shingles
Metal Roofing
Slate Roofing
Tile Roofing
Commercial Roofing Products
Residential Roofing Products
Shingles
Metal Roofing
Slate Roofing
Tile Roofing
Complementary Building Products
Services
Are You a Contractor?

Beacon Roofing Supply (Nasdaq:BECN)
1. Sales by product calculated for last twelve months as provided in 10Q for period ending December 31, 2012
Residential Roofing
Complementary Building
Non-residential Roofing
Products
Business Model
Products / Industry
Roofing Materials
Commodity Price Risk
Store Model
Warehouse
Market Share / Degree of Consolidation
Facilities
Sales By Product
(1)
50%
37%
13%
100

Beacon Roofing Supply distributes residential and non residential roofing materials, including asphalt shingles, clay and concrete tiles, insulation and related accessories
Beacon Roofing Supply is headquartered in Radnor, PA
The business has over 2,700 employees
Beacon Roofing Supply sells its products to approximately 125,000 customers at approximately 185 locations

RESINS
- Acrylic
- Acrylic Modified
- Acrylic Polyols
- Aliphatic Isocyanates
- Alkyd
- Cycloaliphatic Epoxy
- Epoxy
- Epoxy Ester
- Epoxy Resin Diluents
- Epoxy Silicones
- High Temperature
- Latices
- Monomer
- Monomer - Cationic
- Oligomer
- Oligomer - Epoxy Acrylate
- Vinyl Ester
- VT Copolymers
- Waterborne
- Water Reducible
- Water Repellents

CROSSLINKERS AND CATALYSTS
- Aldimines
- Aliphatic Curing Agents
- Amidoamine Curing Agents
- Cycloaliphatic Curing Agents
- Diluent Curing Agents
- Epoxy Crosslinkers
- Epoxy Hardeners
- Latent Curatives
- Organic Peroxides
- Oxazolines

RESIN MODIFIERS
- Bisphenol A
- Dimer Acid
- Fatty Acid
- Nonyl Phenol
- Oils
- Plasticizers
- Tall Oil Rosin
- Versatics

THIXOTROPES / RHEOLOGY MODIFIERS
- Fumed Silica
- Gellants
- Precipitated Amorphous Silica
- Precipitated Calcium Carbonate
- Rheology Modifiers
- Water & Organo-Soluble Polymers

ADDITIVES
- Acid Scavengers
- Antioxidants
- Defoamers
- Dispersants
- Flame Retardants
- Silanes
- Silicone Coating Additives
- Stabilizers
- Stearates
- Surface Tension Modifiers
- Surfactants
- UV Absorbers

PIGMENTS
- Anti-Corrosion Pigments
- Carbon Black
- Chromium Oxides
- Iron Oxides
- Manganese Violet Pigments
- Organic Pigments
- Pigment Dispersions
- Pigment Preparations
- Titanium Dioxide
- Ultramarine Blue Pigments
- Ultramarine Violet Pigments

MINERALS & EXTENDERS
- Alumina Trihydrate
- Antimony Oxide
- Calcium Carbonate
- Calcium Hydroxide
- Calcium Oxide
- Calcium Sulfate
- Ceramic Spheres
- Diatomaceous Earth
- Flatting Agents
- Fumed Silica
- Glass Spheres
- Ground Barium Sulfate

Brenntag AG (XTRA:BNR)
1. Sales by geography as provided in interim report for period ending September 30, 2012
Latin America
Asia Pacific
All Other Segments
Europe
North America
Products
Business Model
Products / Industry
Chemicals
Commodity Price Risk
Store Model
Warehouse
Market Share / Degree of Consolidation
Facilities
Sales By Geography
(1)
47%
32%
9%
7%
9%
101

Brenntag distributes industrial and specialty chemicals in Europe, North America, Latin
America and the Asia Pacific
The business serves a diverse collection of end markets including adhesives, coatings, elastomers, sealants, food, oil and gas, cleaning and detergents, as well as others
Brenntag is headquartered in Mulheim an der Ruhr, Germany
The business has over 12,800 employees
Brenntag sells its products to over 160,000 customers at approximately 400 locations in 68 countries

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Industrial
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Electrical / Electronic
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1. Sales by product as provided in 2012 10K
Business Model
Products / Industry
Auto Parts
Commodity Price Risk
Store Model
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Market Share / Degree of Consolidation
Products
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Sales By Product
(1)
49%
34%
13%
4%
102

Genuine Parts Company distributes automotive replacement parts, industrial replacement parts, office products and electrical / electronic materials in the US,
Puerto Rico, Canada and Mexico
Genuine Parts Company  is headquartered in Atlanta, GA
The business has approximately 29,800 employees
Genuine Parts Company sells its products to over 150,000 customers at approximately
1,000 locations

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W.W. Grainger (NYSE:GWW)
1. Sales by product as provided in 2012 investor factbook
Safety and Security
Metalworking
Other
Cleaning and Maintenance
Material Handling
Business Model
Products
Products / Industry
Industrial MRO
Commodity Price Risk
Store Model
Storefront
Market Share / Degree of Consolidation
Facilities
Sales By Product
(1)
54%
16%
11%
10%
9%
103

W.W. Grainger distributes maintenance, repair and operating supplies primarily in the US and Canada with capabilities in other international markets
W.W. Grainger is headquartered in Lake Forest, IL
The business has approximately 20,700 employees
W.W. Grainger sells its products to over 2 million customers at over 770 locations

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SPECIALTY PRODUCTS
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MRC Online
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Oil Country Tubular Goods (OCTG)
Stainless & Alloy Pipe, Fittings & Flanges
Gas Products
Valves & Automation
Specialty Products
Oilfield Products
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MRC Global (NYSE:MRC)
1. Sales by product as provided in 2012 10K
Business Model
Products / Industry
Oilfield Services
Commodity Price Risk
Store Model
Warehouse
Market Share / Degree of Consolidation
Products
Facilities
Sales By Product
(1)
Line
Pipe
Carbon Steel
Fittings
Other
Oil Country
Tubular Goods
Valves and
Specialty
26%
21%
21%
19%
13%
104

MRC Global distributes pipes, valves, fittings and other related products and services to the global energy industry
MRC Global is headquartered in Houston, TX
The business has approximately 4,100 employees
MRC Global sells its products to 12,000 customers at over 200 locations

MSC
Darrin Soukup

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1. Sales by geography as provided in 2012 10K
Business Model
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Industrial MRO
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United Kingdom
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United
States
96%
3%
1%
105

MSC is one of the largest direct marketers and distributors of a broad range of metalworking and maintenance, repair and operations products to customers throughout the United States (with a limited offering in the UK and Mexico)
MSC is headquartered in Melville, NY
The business has over 4,900 employees
MSC sells its products to over 325,000 customers at approximately 110 locations

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Reliance Steel & Aluminum (NYSE:RS)
1. Sales by product as provided in 2012 10K
Business Model
Products
Facilities
Sales By Product
(1)
Products / Industry
Metals
Commodity Price Risk
Store Model
Warehouse
Market Share / Degree of Consolidation
60%
13%
10%
9%
8%
Other
Carbon Steel Bar
Carbon
Steel Plate
Carbon
Steel Tubing
Carbon Steel
Structurals
106

Reliance Steel & Aluminum operates maintenance, repair and operating supplies primarily in the US and Canada with capabilities in other international markets
Reliance Steel & Aluminum  is headquartered in Los Angeles, CA
The business has over 10,600 employees
Reliance Steel & Aluminum sells its products to over 125,000 customers at over 230 locations

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Tractor Supply (Nasdaq:TSCO)
1. Sales by product as provided in 2012 10K
Products
Facilities
Sales By Product
(1)
Products / Industry
Livestock, Pet &
Hardware
Commodity Price Risk
Store Model Storefront
Market Share / Degree of Consolidation
Business Model
42%
23%
20%
9%
6%
Livestock
and Pet
Hardware,
Tool and
Truck
Seasonal,
Gift and Toy
Products
Clothing and
Footwear
Agriculture
Products
107

Tractor Supply operates retail farm and ranch stores in the US as well as a website
It offers various products for the health, care and growth of pets and animals, hardware, truck, towing and tool products, seasonal lawn and garden items, power equipment and maintenance products
Tractor Supply is headquartered in Brentwood, TN
The business has over 12,550 employees
Tractor Supply sells its products at over 1,080 locations

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Watsco (NYSE:WSO)
1. Sales by product as provided in investor presentation dated 8/7/12
2. East Coast Metal Distributors (shown) is a business unit of Watsco
Products
(2)
Facilities
Sales By Product
(1)
Products / Industry
HVAC/R
Commodity Price Risk
Store Model
Warehouse
Market Share / Degree of Consolidation
Business Model
Split
Systems &
Furnaces
Packaged
Units & Other
Equipment
Parts &
Supplies
Refrigeration
44%
16%
32%
8%
108

Watsco distributes air conditioning, heating and refrigeration equipment as well as parts in the US, Latin America and the Caribbean
Watsco is headquartered in Miami, FL
The business has approximately 4,300 employees
Watsco sells its products at over 540 locations

WESCO International (NYSE:WCC)
1. Sales by product as provided in 2012 10K
Products
Facilities
Sales By Product
(1)
Products / Industry
Electrical MRO
Commodity Price Risk
Store Model
Warehouse
Market Share / Degree of Consolidation
Business Model
36%
17%
15%
13%
10%
9%
General
and
Industrial
Supplies
Wire, Cable
and Conduit
Lighting and Controls
Data and
Broadband
Power
Distribution
Equipment
Control,
Automation and
Motors
109

WESCO International distributes electrical, industrial and communications maintenance, repair and operating products to the US and internationally
WESCO International is headquartered in Pittsburgh, PA
The business has approximately 7,100 employees
WESCO International sells its products to over 65,000 customers at approximately 400 locations

Appendix F Expanded Agrium Board Nominee Biographies

Mr. David C. Everitt
Mr. David C. Everitt
B.Sc. (Engineering)
Age: 60
Residence: Marco Island, Florida, U.S.A.
Director since February 10, 2013
Occupation: Corporate Director
Biography: Mr. Everitt is the former President, Agriculture and Turf Division – North America, Asia,
Australia, and sub-Saharan and South Africa, and Global Tractor and Turf Products of Deere &
Company. Mr. Everitt served as President of Deere’s Ag Division from 2001 until his retirement in
September 2012. During that time, he led significant growth in overseas markets as well as streamlining the North American and European distribution footprint, Since Joining Deere &
Company in 1975, Mr. Everitt held a variety of management positions in the areas of industrial engineering, production engineering, Mechanical services and sales throughout the company.
Mr. Everitt also serves on the Board of the National Business Aviation Association located in
Washington, D.C.
Primary Areas of Experience:
• Retail
• Distribution
• Agricultural
• Industrial / Manufacturing
• Engineering
• International
• Mergers & Acquisitions
Current Public Company Directorships:
• Harsco Corporation, a worldwide industrial company (NYSE)
• Brunswick Corporation, a worldwide manufacturing company (NYSE)
Current Committee Memberships:
Audit Committee
Corporate Governance & Nominating Committee

111

Mr. Russell K. Girling
Mr. Russell K. Girling
B.Comm., M.B.A. (Finance)
Age: 50
Residence: Calgary, Alberta, Canada
Director since May 9, 2006
Occupation: President and Chief Executive officer of TransCanada Corporation
Biography: Mr. Girling is a Director and the President and Chief Executive Officer of TransCanada
Corporation, a diversified energy and pipeline company (having been appointed in July 2010), and the former Chief Operating Officer of TransCanada Corporation. Mr. Girling is a former Chairman of the Interstate Natural Gas Association of America (INGAA) and the Natural Gas Council (NGC), and
a former director of the Canadian Energy Pipeline Association (CEPA). Mr. Girling is the former
Board Chair and Chief Executive Officer of TC Pipelines GP, Inc., (the general partner of TC
Pipelines, L.P. (a pipeline limited partnership)), a former Board Chair of TransCanada Power, L.P.
(now EPCOR Power  L.P.) and a former director of Bruce Power Inc. (a nuclear power company).
Mr. Girling was previously President, Pipelines, of TransCanada Corporation, President of
TransCanada Gas Services, a division of TransCanada Corporation, Executive Vice President,
Power of TransCanada Energy, and Executive Vice President, Corporate Development and Chief
Financial Officer of TransCanada Corporation. Mr. Girling is also a former director of the Alberta
Children’s Hospital Fund.
Primary Areas of Experience:
• Distribution
• Energy
• Finance
• International
• Mergers & Acquisitions
Current Public Company Directorships:
• TransCanada Corporation, a diversified energy and pipeline company (TSX, NYSE)
Current Committee Memberships:
Audit Committee
Environment, Health, safety & Security Committee

112

Dr. Susan A. Henry
Dr. Susan A. Henry
B.Sc. (Zoology), Ph.D. (Genetics)
Age: 66
Residence: Ithaca, New York, U.S.A
Director since September 27, 2001
Occupation: Professor of Molecular Biology and Genetics and Dean Emerita of the College of
Agriculture and Life Sciences at Cornell university
Biography: Dr. Henry is a Professor of Molecular Biology and Genetics and Dean Emerita of the
College of Agriculture and Life Sciences at Cornell University. Dr. Henry previously served as Dean of the Mellon College of Science at Carnegie Mellon University in Pittsburgh, PA. She is a Fellow of
the American Association for the Advancement of Science since 1994, a Fellow of the American
Academy of Microbiology since 1993. and is a member of the New York Governor’s Food Policy
Council. Dr. Henry previously served on the National Research Council Committee on Science and
Technology to Support Health Care, Sustainability and other Aspects of Development Assistance, and as past Chair of the National Institute of Health Advisory Committee on Research on Minority
Health. Dr. Henry received her Ph.D. in genetics from the University of California at Berkeley.
Primary Areas of Experience:
• Academic
• Agricultural / Chemical
• Research & Development
• Environment, Health & Safety
Current Public Company Directorships:
• Seneca Foods Corporation, a food processing company (NASDAQ)
• Tompkins Financial Corporation, a financial holding company (NYSE – AMEX)
Current Committee Memberships:
Corporate Governance & Nominating Committee
Human Resources & Compensation Committee

113

Mr. Russell J. Horner
Mr. Russell J. Horner
B.Sc. (Chem)
Age: 63
Residence: Vancouver, British Columbia,
Canada
Director since September 29, 2004
Occupation: Corporate Director
Biography: Mr. Horner is the former President and Chief Executive Officer of Catalyst Paper
Corporation (a forest products and paper company), a former Chief Operating Officer, Australasia,
Fletcher Challenge Paper Division, Fletcher Challenge Limited (a forest products and paper company), and a former Managing Director of Australian Newsprint Mills Ltd. (a newsprint company). He is a former Board member of the Pulp and Paper Research Institute of Canada, a former member of the Board of Directors of the World Wildlife Fund Canada, and a former member of the Advisory Board of Factory Mutual Insurance Company (an insurance company). He is past
Chair of the Forest Products Association of Canada, past Chair of the Pulp and Paper Manufacturers
Federation of Australia, a past Chair of the Commonwealth’s Wood and Paper Industry Forum
(Australia), and a past Chair of the Co-operative Research Corporation for Hardwoods (Australia).
Mr. Horner has attended the Advanced Management Programs at Harvard Business School and at
Auckland University.
Primary Areas of Experience:
• Industrial / Manufacturing
• Distribution
• Mergers & Acquisitions
• International
Current Public Company Directorships:
• None
Current Committee Memberships:
Corporate Governance & Nominating Committee (Chair)
Human Resources & Compensation Committee
Special Committee

114

Mr. David J. Lesar
Mr. David J. Lesar
B.Sc., M.B.A., C.P.A.
Age: 59
Residence: Dubai, United Arab Emirates
and Houston, Texas, U.S.A.
Director since May 12, 2010
Occupation: President and Chief Executive Officer of Halliburton Company
Biography: Mr. Lesar is, and has been since 2000, the Chairman of the Board of Directors and
President and Chief Executive Officer of Halliburton Company (a global oilfield service company).
Mr. Lesar serves on the Board of Directors of the American Petroleum Institute, and is a former director of Lyondell Chemical Company (a chemical manufacturing company) and Mirant
Corporation (a power company).
Primary Areas of Experience:
• Energy
• Distribution
• Industrial / Manufacturing
• Mergers & Acquisitions
• International
• Environment, Health & Safety
• Research and Development
Current Public Company Directorships:
• Halliburton Company, a global oilfield service company (NYSE)
Current Committee Memberships:
Audit Committee
Environment, Health, Safety & Security Committee

115

Mr. John E. Lowe
Mr. John E. Lowe
B.Sc. (Finance and Accounting)
Age: 54
Residence: Houston, Texas, U.S.A.
Director since May 12, 2010
Occupation: Corporate Director
Biography: Mr. Lowe is currently Special Executive Advisor at Tudor, Pickering, Holt & Co. after having been Assistant to the Chief Executive Officer of ConocoPhillips (an integrated energy company) from October 2008 to April 2012, Executive Vice President of Exploration & Production
from September 2007 to October 2008, Executive Vice President of Commercial from April 2006 to
September 2007, Executive Vice President of Planning, Strategy and Corporate Affairs from August
2002 to April 2006, and has held various executive and managerial positions with ConocoPhillips for more than 25 years. He is currently a director of Phillips 66 Company (a petroleum company). He is a former director of DCP Midstream, LLC (a midstream energy company), DCP Midstream Partners
L.P. (a midstream energy partnership), and Chevron Phillips Chemical Co. LLC (a global petrochemicals Company). Mr. Lowe is a member of the Board of Trustees for the Houston Museum of Natural Science, a member of the Kelce Business School of Pittsburgh State Advisory Board, and
a member of the Katy ISD Foundation Board. Mr. Lowe is also a former member of the Texas
Children’s Hospital West Campus Advisory Council, and a former director of the National
Association of Manufacturers.
Primary Areas of Experience:
• Energy
• Industrial / Manufacturing
• Distribution
• International
• Mergers & Acquisitions
• Finance
Current Public Company Directorships:
• Phillips 66, a petroleum company (NYSE)
Current Committee Memberships:
Audit Committee (Chair)
Human Resources & Compensation Committee
Special Committee
116

116

Ms. Anne McLellan
Ms. Anne McLellan
B.A., LL.B., LL.M.
Age: 62
Residence: Edmonton, Alberta, Canada
Director since September 28, 2006
Occupation: Corporate Director
Biography: Ms. McLellan is Counsel to Bennett Jones LLP and is the Distinguished Scholar in
Residence at the Institute for United States Policy Studies at the University of Alberta. Ms. McLellan
is a director of the Edmonton Regional Airports Authority, a director of Canadian Business for Social
Responsibility (CBSR), a member of the TD Securities Energy Advisory Board and a member of various charitable and community boards. Ms. McLellan is a former four-term Member of Parliament for Edmonton Centre from October 25, 1993 – January 23, 2006. She served as Deputy Prime
Minister from December 2003 to January 2006 and throughout her career has held numerous ministerial posts, including Minister of Natural Resources, Minister of Justice and Attorney General,
Minister of Health and the First Minister of Public Safety and Emergency Preparedness. Before her
political career. Ms. McLellan taught law at the Universities of New Brunswick and Alberta.
Ms. McLellan holds a Bachelor of Arts and a Bachelor of Laws degree from Dalhousie University and a Masters of Law degree from King’s college, University of London.
Primary Areas of Experience:
• Government Relations
• International
• Compensation
• Environment, Health & Safety
Current Public Company Directorships:
• Nexen Inc., an energy company (TSX, NYSE)
• Cameco Corporation, a uranium company (TSX, NYSE)
Current Committee Memberships:
Audit Committee
Environment, Health, Safety & Security Committee (Chair)

117

Mr. Derek G. Pannell
Mr. Derek G. Pannell
B.Sc. (Engineering), P. Eng., FCAE
Age: 66
Residence: Bathurst, New Brunswick,
Canada
Director since February 27, 2008
Occupation: Corporate Director
Biography: Mr. Pannell is Board Chair of Brookfield Infrastructure Partners Limited and Acting
Chairman of African Barrick Gold plc. He is a former Managing Partner of Brookfield Asset
Management Inc. (an asset management company) and a former director of Major Drilling Group
International Inc. (a metals and minerals drilling service company). He was President and Chief
Executive Officer of Noranda Inc. and Falconbridge Limited from 2001 to August 2006 and Vice
President, Operations of Compaia Minera Antamina from 1998 to 2001. Mr. Pannell is a graduate of
Imperial College in London, England and the Royal School of Mines, London, England (ARSM) and
an engineer registered in Quebec and Peru.
Primary Areas of Experience:
• Distribution
• Industrial / Manufacturing
• Mining
• Mergers & Acquisitions
• International
Current Public Company Directorships:
• Brookfield Infrastructure Partners Limited, the general partner of Brookfield Infrastructure Partners
L.P., an infrastructure asset operating company (NYSE)
• African Barrick Gold plc, a mining company (LSE)
Current Committee Memberships:
Human resources & Compensation Committee (Chair)
Environment, Health, Safety & Security Committee
Special Committee

118

Mr. Frank W. Proto
Mr. Frank W. Proto
B.A. (Economics)
Age: 70
Residence: Regina, Saskatchewan,
Canada
Director since March 1, 1993
Occupation: Corporate Director
Biography: Mr. Proto is Board Chair of Nelson Group Inc. (an investment company), and a director of MLTC Resource Development Inc. (a First Nations resource development company owned by the
Meadow Lake Tribal Council). Mr. Proto was also a director of First Calgary Petroleums Ltd. (an oil and gas company) from April 2008 to December 2008, when it was sold and ceased to be a reporting issuer. Mr. Proto is a former Chair of the Petroleum Technology Research Centre at the
University of Regina, a former Chief Executive Officer of Wascana Energy Inc. (an energy company), a former Chair of SaskEnergy Inc. (a natural gas distribution and transmission company), and a former member of the Canada Newfoundland Offshore Petroleum Board (a regulatory agency). He is a former director of each of Chieftain Development Ltd. (an energy company),
Century Sales and Service Limited (an Industrial company), and Saskatchewan
Telecommunications Holding Corporation (Sasktel) (a telecommunications company).
Primary Areas of Experience:
• Retail
• Distribution
• Agricultural / Chemical
• Energy / Mining
• Industrial / Manufacturing
• International
• Mergers & Acquisitions
Current Public Company Directorships:
• None
Current Committee Memberships:
Audit Committee
Human Resources & Compensation Committee
Special Committee

119

Mr. Mayo M. Schmidt
Mr. Mayo M. Schmidt
B. Business Admin
Age: 55
Residence: Las Vegas, Nevada, U.S.A.
Director since February 10, 2013
Occupation: Corporate Director
Biography: Mr. Schmidt was the President and Chief Executive Officer of Viterra Inc. from 2000 until 2012. Mr. Schmidt is an active participant in business and industry organizations. He is a member of the Canadian Council of Chief Executive Officers, a member of Washburn University’s
Board of Trustees and the Lincoln Society, and a contributor to Harvard University’s Private and
Public, Scientific, Academic and Consumer Food Policy Group. He also serves on the Board of
Directors of the Global Transportation Hub Authority.
Primary Areas of Experience:
• Agricultural / Chemical
• Retail
• Distribution
• International
• Mergers & Acquisitions
Current Public Company Directorships:
• None
Current Committee Memberships:
Environment, Health, Safety & Security Committee
Human Resources & Compensation Committee

120

Mr. Michael M. Wilson
Mr. Michael M. Wilson
B.Sc. (Chem)
Age: 61
Residence: Bragg Creek, Alberta, Canada
Director since October 1, 2003
Occupation: President and Chief Executive Officer of Agrium
Biography: Mr. Wilson joined the Corporation in 2000 and was appointed Chief Executive Officer on
October 1, 2003. Mr. Wilson is a director of Celestica Inc. (a technology company), a director of
Finning International Inc. (the world’s largest Caterpillar dealer), a director and Board Chair of
Canpotex Limited (a potash export company), a director (and former Board Chair) of the
International Plant Nutrition Institute (IPNI), a director of The Fertilizer Institute (TFI), a director of
Alberta Economic Development Authority (AEDA), a member of the Board of the Canadian Council of Chief  Executive Officers and Chair of the Calgary Prostate Cancer Foundation. Prior to joining the Corporation, between 1994 and 2000, Mr. Wilson was a senior executive at Methanex
Corporation (a chemical company) where he was Executive Vice President, and President,
Methanol, from 1999 to 2000. From 1976 to 1994 Mr. Wilson was an executive with Dow Chemical
Company Ltd. (a chemical company). Mr. Wilson is a Chemical Engineer.
Primary Areas of Experience:
• Agricultural / Chemical
• Retail
• Distribution
• Industrial / Manufacturing
• Mergers & Acquisitions
• International
Current Public Company Directorships:
• Finning International Inc., the world’s largest Caterpillar dealer (TSX)
• Celestica Inc., a technology company (TSX, NYSE)
Current Committee Memberships:
Mr. Wilson is not a member of any of the Committees of the Board of Directors, but regularly attends the open sessions of all Committee meetings

121

Mr. Victor J. Zaleschuk
Mr. Victor J. Zaleschuk
B.Comm., CA
Age: 69
Residence: Calgary, Alberta, Canada
Director since October 3, 2002
Occupation: Corporate Director
Biography: Mr. Zaleschuk is the Board Chair of the Corporation and of Cameco Corporation. Mr.
Zaleschuk is also a former President and Chief Executive Officer of Nexen Inc. Prior to becoming
President of Nexen Inc., Mr. Zaleschuk was a Senior Vice President and Chief Financial Officer of
Nexen Inc. Before joining Nexen Inc., Mr. Zaleschuk was a senior financial executive in the energy sector.
Primary Areas of Experience:
• Industrial / Manufacturing
• Mergers & Acquisitions
• International
• Finance
Current Public Company Directorships:
• Nexen Inc., an energy company (TSX, NYSE)
• Cameco Corporation, a uranium company (TSX, NYSE)
Current Committee Memberships:
Corporate Governance & Nominating Committee
Special Committee (ex officio member)

122

Appendix G History of Interactions with JANA

History of JANA Interactions
• On May 31, JANA advised Agrium that it made a Hart-Scott-Rodino filing and that it held just under 5% of Agrium and intended to acquire more shares
– JANA also said that Agrium should spin off its Retail business (“Retail”) and that there was still time for its CEO “to be the hero”
• In early June, Agrium’s Board retained Morgan Stanley to provide the Board and Agrium with an independent view on how Retail would trade as a separate public company
• On July 11, Agrium management met with JANA in New York
– JANA said that its holdings were still below 5%
– JANA reviewed materials with respect to the spin off of Retail and what it believed were certain operating issues at Agrium
• Since June, JANA has been actively promoting its views through communications with shareholders, research analysts, private equity firms and industry executives

124

• On August 2, Morgan Stanley presented its views to the independent directors of Agrium
• On August 3, Agrium called JANA to advise them that the Board unanimously determined not to pursue a spin off of Retail
– Agrium offered to meet with JANA and a meeting was scheduled for August 15
• On August 13, there were published press reports that JANA had accumulated ~4% of the shares of Agrium and proposed that Agrium spin off Retail
• On August 14, Agrium announced that it would continue its integrated strategy and that the Board unanimously determined that a spin off of Retail would not be in the best interests of its shareholders
– Prior to reaching a decision, the Board spent over 2 months evaluating a spin off of Retail
– Board met with Morgan Stanley several times without management, including on
August 2
History of JANA Interactions (cont’d)

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• On August 15, Agrium and Morgan Stanley met with JANA in New York
– Agrium made it clear to JANA that the Board carefully considered JANA’s position that
Agrium should spin off its Retail operations
– Agrium communicated that the Board unanimously determined that a spin off would not be in the best interests of the company or its shareholders
– Morgan Stanley went through its view of the trading value of Retail as an independent public company
– JANA did not dispute Morgan Stanley’s view on where Retail would trade nor did it dispute Morgan Stanley’s view of comparables the market would consider as references
– Instead, JANA said that the trading value of Retail would be supported by the possibility of a bid from a private equity firm (“in the 8s”) to acquire Retail in a leveraged buyout
• On August 20, Agrium filed an investor update presentation highlighting the process followed by and the advice given to its Board, along with the many flaws and errors in
JANA’s valuation analysis
History of JANA Interactions (cont’d)

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• On October 1, JANA presented an analysis at the Value Investing Congress in New York
– JANA claimed its ideas would create $50 of value, yet JANA provided virtually no details as its break-up valuation analysis was buried in a footnote
– Agrium advised shareholders there was “nothing new” in the statements or presentation
• On October 5, Agrium issued an investor update highlighting several flaws and errors in JANA’s operating analysis
• During the week of October 15, JANA sold ~10% of its stake at ~$103 per share
• On October 22, Mike Wilson called Barry Rosenstein of JANA to review the results of
Agrium’s successful C$900 million tender offer and to ask JANA if it would like to update Agrium on its investment in Agrium along with its current thinking. JANA declined
• On November 19, JANA proposed five director nominees including CEO Barry
Rosenstein
– In both its release and filing, JANA was careful to remove any reference to the $50 upside it touted only 7 weeks earlier
History of JANA Interactions (cont’d)

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• On February 7, Agrium executives led by Michael Wilson, President and CEO, met with
Barry Rosenstein, Managing Partner of JANA, and several of Mr. Rosenstein’s colleagues
• The meeting was part of an extensive investor roadshow following Agrium’s January 28,
2013 Analyst Day
• Though the meeting had been requested by Agrium and agreed to by JANA 7 days in advance, JANA did not involve any of its director nominees at the meeting (nor had JANA ever called Agrium to propose a meeting with any of its nominees)
• Moments before the meeting, JANA issued a press release and new slide presentation reaffirming its commitment to pursue a break up of Agrium and reiterated several of its other flawed ideas about Agrium
• JANA elected to not review or provide a copy of any of the just filed materials with Agrium during the meeting, and was generally disinterested to hear Agrium’s perspectives
• The purpose of the meeting was to review Agrium’s business.  Agrium also explained to
JANA why a break up would destroy shareholder value and why Agrium continues to disagree with JANA’s other ideas about Agrium
• During the meeting, Mr. Wilson advised Mr. Rosenstein that Agrium intended to add new independent directors with retail experience to its Board
History of JANA Interactions (cont’d)

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• On February 8, Agrium advised JANA that it would be appointing 2 strong, uniquely qualified, independent directors with extensive agricultural, retail, and distribution experience to its Board
• In order to determine whether there was a basis for resolution of the proxy battle,
Agrium proposed to appoint an additional, mutually and separately identified candidate in exchange for a standstill
• Agrium and JANA both agreed that the mutually identified candidate was highly qualified
• The candidate was previously approached by JANA but declined to serve as a dissident nominee
• The candidate agreed to accept the new appointment but only if the proxy contest was terminated and if JANA agreed to withdraw its activist campaign
• On February 9, JANA advised Agrium that it would demand that the Company revisit the issues that had been the subject of its activist campaign
• During the morning of February 10, Michael Wilson explained to Barry Rosenstein again that the independent directors of the Agrium Board, with the assistance of independent financial and legal advisors, had already thoroughly evaluated a break up of Agrium, along with all of JANA's other ideas and the independent directors had unanimously rejected these ideas
History of JANA Interactions (cont’d)

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JANA Agrees to 1 Director
• In addition during the morning of February 10, Mr. Rosenstein agreed to pursue a settlement agreement based on the following principles:
1. JANA to appoint either the mutually identified candidate OR one of its nominees, along with the appointment of the two new independent directors by Agrium
2. JANA agrees to a standstill, whereby it would cease pursuit of a break up of Agrium, along with all of its other activist initiatives, until the close of Agrium's 2014 annual general meeting of shareholders
3. JANA and Agrium would prepare and issue a joint press release before markets opened on February
12
– These principles also were provided to JANA in writing where Agrium indicated agreement by JANA was a prerequisite for further discussions
• During the afternoon of February 10, JANA accepted these principles and agreed to pursue negotiation of a settlement agreement and joint press release, subject to the identification of the Agrium appointees and agreeing to the language in the joint press release.  Immediately following JANA’s agreement, Agrium provided the names of its 2 directors
• JANA did not require further review of a break up of Agrium or any of its other activist initiatives in order to agree to a settlement
• During the evening of February 10 through the afternoon of February 11, counsel representing JANA and
Agrium worked together to finalize the settlement agreement and joint press release.  A list was prepared of informational matters
(1)(2)
to be confirmed during a telephone conversation with Michael Wilson and
Barry Rosenstein scheduled for 3:00pm EDT on February 11
Notes
1. Treatment of compensation arrangement for JANA's nominee, confirmation of the number of directors retiring from the Agrium Board, JANA understands that it would not be in the agreement but would like an understanding of what committees the new directors would join, negotiation of a non-disparagement carve out for JANA, name of the director that JANA wished to nominate
2. Agreement on final language for press release

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JANA Reneges
• During the scheduled call with Michael Wilson, Barry Rosenstein changed the deal by demanding 2 seats on the Agrium Board
• Michael Wilson advised Barry Rosenstein that the offer of 1 director was solely made to put an end to this distraction for shareholders
• Agrium said it would proceed with the appointment of its 2 new, independent directors and terminated discussions
• In order for shareholders to have full clarity on the talks, Agrium has made the following documents publicly available in a filing on February 25, 2013:
1) The settlement agreement (as of 3:00pm on February 11)
2) The joint press release (as of 3:00pm on February 11)

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